Exhibit 99.1

TKE ENERGY TRUST

TRUST INDENTURE

i

TKE ENERGY TRUST

TRUST INDENTURE made the 27th day of September, 2004.

AMONG:

GORDON KENNETH CASE, an individual resident in the City of Calgary, in the Province of Alberta (hereinafter called the “Settlor”)

OF THE FIRST PART

and

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, with offices in the City of Calgary, in the Province of Alberta (hereinafter called the “Trustee”)

OF THE SECOND PART

and

TUSK ENERGY INC., a body corporate incorporated under the laws of Alberta, with offices in the City of Calgary, in the Province of Alberta (hereinafter called “TUSK” or the “Corporation”)

OF THE THIRD PART

WHEREAS the Settlor has paid to the Trustee an amount of one hundred dollars in lawful money of Canada for the purpose of settling the Trust;

AND WHEREAS it is intended that the beneficiaries of the Trust shall be the holders of Trust Units, each of which Trust Units shall rank equally in all respects with every other Trust Unit;

AND WHEREAS it is intended that the Trust will initially issue Trust Units under the Plan of Arrangement and thereafter will offer the Trust Units for sale from time to time;

AND WHEREAS it is intended that the Trust shall qualify as a “unit trust” and as a “mutual fund trust” under the provisions of paragraph 108(2)(a) or its successor provision and subsection 132(6) or its successor provision of the Tax Act;

AND WHEREAS the parties hereto desire to set out the terms and conditions which shall govern the settlement and the administration of the Trust;

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and the mutual and respective covenants and agreements contained herein, the Trustee declares and covenants and agrees with and in favour of the holders from time to time of the Trust Units, the Settlor and the Corporation as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                                 Definitions

In this Indenture, including the recitals, and in the Trust Certificates and schedules hereto, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(a)                                  “ABCA” means the Business Corporations Act (Alberta) as amended from time to time, including the regulations promulgated thereunder;

(b)                                 “AcquisitionCo” means TUSK AcquisitionCo Inc., a corporation incorporated under the ABCA, and the corporation continuing after the amalgamation of AcquisitionCo and TUSK Energy Inc. pursuant to the Plan of Arrangement;

(c)                                  “Administration Agreement” means the administration agreement to be entered into between the Trustee and the Administrator effective as of September 27, 2004, as amended from time to time, and includes any subsequent agreement between the Trustee and an administrator whereby an administrator is engaged to provide certain services in connection with the administration of the Trust, as set forth herein and therein;

(d)                                 “Administrator” means AcquisitionCo in its capacity as administrator of the Trust upon entering into the Administration Agreement and shall be deemed to include any successor or successors from time to time in the office of the administrator of the Trust;

(e)                                  “Affiliate” has the meaning set forth in the Securities Act (Alberta), as amended from time to time;

(f)                                    “Appraised Redemption Price” has the meaning set forth in Section 18.6;

(g)                                 “ARTC” means credits or rebates in respect of crown royalties which are paid or credited by the Crown, including those paid or credited under the Alberta Corporate Tax Act which are commonly known as “Alberta Royalty Tax Credits” provided that for this purpose “crown royalties” means any amount paid or payable to or received or receivable by the Crown in right of Canada or any province thereof that can reasonably be considered to be a royalty, tax (other than municipal or school tax), lease rental, or bonus or other amount in lieu (or in respect of the late or non-payment) thereof that may be reasonably regarded as being in relation to petroleum and natural gas rights or the production of petroleum substances;

(h)                                 “Associate” has the meaning set forth in the Securities Act (Alberta) as amended from time to time;

(i)                                     “Auditors” means KPMG LLP, or such other firm of chartered accountants as may be appointed as auditor or auditors of the Trust by or in accordance with Article 15;

(j)                                     “Business Day” means a day other than a Saturday, Sunday or holiday in the City of Calgary in the Province of Alberta;

(k)                                  “Continuing Trustee” shall have the meaning ascribed thereto in Section 6.1;

(l)                                     “Corporation” or “TUSK” means TUSK Energy Inc., a corporation amalgamated under the ABCA, and the corporation continuing after the amalgamation of TUSK Energy Inc., TUSK Energy (AB Production) Inc., and TUSK Energy (SK Production) Inc. pursuant to the Plan of

Arrangement and the subsequent amalgamation of AcquisitionCo and TUSK Energy Inc. pursuant to the Plan of Arrangement;

(m)                               “Counsel” means a law firm (which may be counsel to the Corporation) reasonably acceptable to the Trustee;

(n)                                 “Credit Agreement” means any credit agreement between a Lender and the Trustee, the Lender and the Corporation or the Lender and any Affiliate or Subsidiary of the Trust or the Corporation, or any similar agreement which supplements or replaces a Credit Agreement;

(o)                                 “Debt Service Charges” means all interest and principal repayments and other costs, expenses and disbursements relating to the borrowing of funds by the Trust;

(p)                                 “Distributable Cash of the Trust” has the meaning set forth in Section 5.1 hereof,

(q)                                 “Distribution Record Date” means the last day of each calendar month or such other date as may be determined from time to time by the Trustee, except that December 31 shall in all cases be a Distribution Record Date;

(r)                                    “Distribution Period” has the meaning set forth in Section 5.1 hereof;

(s)                                  “Dominion Bond Rating Service Limited” means Dominion Bond Rating Service Limited and any successor thereto;

(t)                                    “Effective Date” means the date that the Plan of Arrangement is effective;

(u)                                 “Energy Assets” has the meaning set forth in Subsection 4.1(b);

(v)                                 “Exchangeable Share Agreements” means the Support Agreement and Voting and Exchange Trust Agreement.

(w)                               “Exchangeable Shares” means exchangeable shares in the capital of AcquisitionCo and exchangeable shares in any other Managed Entity of the Trust;

(x)                                   “GAAP” means, as of any time, the generally accepted accounting principles used in Canada as at such time;

(y)                                 “Indemnified Parties” has the meaning set forth in Section 7.9;

(z)                                   “Information Circular” means the information circular of the Corporation to be dated on or about September 28, 2004 with respect to the disclosure of the Plan of Arrangement;

(aa)                            “Issue Expenses” means all expenses of an Offering payable by the Trust including legal fees, accounting fees and printing expenses and all other fees and expenses which may be described, whether generally or specifically, in any Offering Document relating to the particular Offering, but excluding Underwriter’s Fees;

(bb)                          “Lender” means the lender or lenders (or any of its or their Affiliates) providing one or more credit or debt facilities, hedging or swap facilities or any other ancillary facilities to the Trustee, the Corporation or any other Affiliate or Subsidiary of the Trust for the ownership and operation of its assets, business and affairs;

(cc)                            “Managed Entity” means AcquisitionCo, any other Subsidiary of the Trust, and any Subsidiary of a Managed Entity;

(dd)                          “Market Redemption Price” has the meaning set forth in Section 18.3;

(ee)                            “Material Contracts” means this Trust Indenture, the Administration Agreement, the Exchangeable Share Agreements, any Credit Agreement, the NPI Agreement, the Notes, each as amended or replaced from time to time, and any Underwriting Agreement and any loan agreement, credit agreement, royalty agreement, indenture or other agreement entered into by the Trust for the purpose of making any Subsequent Investment;

(ff)                                “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency in the United States of America;

(gg)                          “Net Income” has the meaning set forth in Subsection 5.3(a);

(hh)                          “Net Realized Capital Gains” has the meaning set forth in Section 5.3 hereof;

(ii)                                  “NPI” means the right of the Trust to receive a net profits interest pursuant to the NPI Agreement;

(jj)                                  “NPI Agreement” means the agreement granting the NPI to be entered into between the Trust and the Partnership as of the Effective Date, as such agreement may be amended or supplemented from time to time, and any other net profits interest or royalty agreement between the Trust and any Managed Entity;

(kk)                            “Non-resident Notice” has the meaning specified in Subsection 3.9(c);

(ll)                                  “Notes” means promissory notes issued pursuant to the Note Indenture;

(mm)                      “Note Indenture” means the note indenture to be entered into between AcquisitionCo and the Note Trustee governing the issuance of the Notes;

(nn)                          “Note Trustee” means Computershare Trust Company of Canada;

(oo)                          “Offering” means any issuance or offering of Trust Units or any rights, warrants, special warrants, subscription receipts, installment receipts, exchangeable securities or other securities to purchase, to convert into, redeem for or exchange into Trust Units or any other securities of the Trust (including without limitation, debt convertible into Trust Units or other securities of the Trust) on a public or private basis in Canada or elsewhere or any issuance or offering of debt instruments on a public or private basis in Canada or elsewhere;

(pp)                          “Offering Documents” means any one or more of a prospectus, information memorandum, subscription agreement, offering memorandum, private placement memorandum, rights offering circular and similar public or private offering document, or any understanding, commitment or agreement to issue or offer Trust Units or any other securities, including the Information Circular of the Corporation to be prepared in connection with the Plan of Arrangement;

(qq)                          “Ordinary Resolution” means a resolution approved at a meeting of Unitholders by more than 50% of the votes entitled to be cast in respect of such resolution hereunder whether in person or represented by proxy at the meeting;

(rr)                                “Other Notes” has the meaning set forth in Subsection 18.5(a);

(ss)                            “outstanding”, in relation to Trust Units, has the meaning attributed thereto in Section 1.2 hereof;

(tt)                                “Ownership Declaration” has the meaning set forth in Subsection 3.9(b);

(uu)                          “Partnership” means TUSK Energy Partnership;

(vv)                          “Payment Date” has the meaning set forth in Section 5.8;

(ww)                      “Permitted Investments” means:

(i)                                     loan advances to the Corporation or any Managed Entity of the Trust;

(ii)                                  interest bearing accounts of Canadian chartered banks, the Alberta Treasury Branch, and Canadian trust companies (including the Trustee and any Affiliate of the Trustee);

(iii)                               obligations issued or guaranteed by the Government of Canada or any province of Canada or any agency or instrumentality thereof,

(iv)                              term deposits, guaranteed investment certificates, certificates of deposit or bankers’ acceptances of or guaranteed or accepted by any Canadian chartered bank or other financial institution (including the Trustee and any Affiliate of the Trustee) the short term debt or deposits of which have been rated at least A by S & P, or the equivalent by Moody’s or Dominion Bond Rating Service Limited;

(v)                                 commercial paper rated at least A by S & P, or the equivalent by Dominion Bond Rating Service Limited; and

(vi)                              investments in bodies corporate, partnerships or trusts, including Shares;

(xx)                              “person” shall be interpreted broadly and includes any individual, partnership, joint venture, body corporate, corporation, association, trust, unincorporated organization, union, pension fund, foundation, government or governmental authority of any jurisdiction (whether federal, provincial, state or municipal) or any other entity or subject;

(yy)                          “Plan of Arrangement” means the plan of arrangement setting forth the terms and conditions on which the Corporation proposes to complete an arrangement under section 193 of the ABCA;

(zz)                              “Pro Rata Share” of any particular amount in respect of a Unitholder at any time shall be the product obtained by multiplying the number of Trust Units that are owned by that Unitholder at that time by the quotient obtained when the particular amount is divided by the total number of all Trust Units that are issued and outstanding at that time;

(aaa)                      “Properties” means the working, net profit, royalty or other interests of the Corporation, or any Affiliates or Subsidiaries of the Corporation, from time to time in any petroleum and natural gas rights, tangibles and miscellaneous interests, including the properties in which the Corporation, or any Affiliate or Subsidiary of the Corporation, directly or indirectly, has an interest as at the date hereof, and properties which may be acquired directly or indirectly by the Corporation, or any Affiliate or Subsidiary of the Corporation, at a future date;

(bbb)                   “Reappointment Meeting” shall have the meaning set forth in Section 6.1;

(ccc)                      “Redemption Gains” has the meaning set forth in Subsection 5.3(c);

(ddd)                   “Redemption Income” has the meaning set forth in Subsection 5.3(c);

(eee)                      “Redemption Notes” means promissory notes issued in series, or otherwise, by the Trust pursuant to a note indenture and issued to redeeming Unitholders in principal amounts equal to the Market Redemption Price or Appraised Redemption Price of the Trust Units to be redeemed and having the following general terms and conditions:

(i)                                     unsecured and bearing interest from and including the issue date of each such note at a market rate determined at the time of issuance, based on the advice of an independent financial advisor, by the Administrator and payable monthly in arrears (with interest after as well as before maturity, default and judgment, and interest on overdue interest at such rate);

(ii)                                  subordinated and postponed to all senior unsecured indebtedness of the Trust and which may be subject to specific subordination and postponement agreements to be entered into by the Trustee pursuant to the redemption note note indenture with holders of unsecured senior indebtedness of the Trust;

(iii)                               subject to earlier prepayment, being due and payable on the fifth anniversary of the date of issuance; and

(iv)                              subject to such other standard terms and conditions as would be included in a note indenture for promissory notes of this kind, as may be approved by the Administrator;

(fff)                            “Restricted Owners” has the meaning set forth in Subsection 3.9(a).

(ggg)                   “S & P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and any successor thereto that is a nationally recognized rating agency in the United States of America;

(hhh)                   “Settled Amount” means the amount of one hundred dollars in lawful money of Canada paid by the Settlor to the Trustee for the purpose of settling the Trust;

(iii)                               “Settlor” means Gordon Kenneth Case;

(jjj)                               “Shares” means the issued and outstanding common shares of the Corporation as of the Effective Date and also means shares of any class issued by the Corporation to the Trustee for the Trust thereafter;

(kkk)                      “Special Resolution” has the meaning attributed thereto in Section 10.6 hereof;

(lll)                               “Special Voting Right” has the meaning ascribed thereto in Section 3.10;

(mmm)             “Subsequent Investment” means any of the investments which the Trust may make pursuant to Subsection 4.1(b) to 4.1(j) inclusive;

(nnn)                   “Subsidiary” means in relation to any specified person, any company, corporation, partnership, trust, joint stock company, joint venture or other entity, a majority of the total voting power of the outstanding capital stock or other equity interests entitled to vote in the election of directors (or members of a comparable governing body) of which is at that time owned or controlled, directly or indirectly, by the specified person (which means, in the case of the Trust, the Trustee acting in its capacity as Trustee of the Trust);

(ooo)                   “Support Agreement” means the support agreement to be entered into between the Trustee and AcquisitionCo, with respect to the issuance of Exchangeable Shares, in connection with the Plan of Arrangement, as amended from time to time, or any other support agreement among the Trust, any Managed Entity and any trustee, as amended from time to time;

(ppp)                   “Tax Act” has the meaning ascribed thereto in Section 1.3;

(qqq)                   “Transfer Agent” means Computershare Trust Company of Canada, its successors or assigns, in its capacity as transfer agent and registrar for the Trust Units, or such other company as may from time to time be appointed by the Trustee to act as transfer agent and registrar for the Trust Units together, in either such case, with any subtransfer agent duly appointed by the transfer agent;

(rrr)                            “Trust” means TKE Energy Trust and refers to the trust relationship between the Trustee and the Unitholders with respect to the Trust Fund, upon the terms and conditions set out herein from time to time and, if the context requires, may also refer to the Trust Fund;

(sss)                      “Trust Certificate” or “Trust Unit Certificate” means a certificate evidencing one or more Trust Units, in the form attached as a Schedule to this Indenture or in such other form approved by the Trustee from time to time, issued and certified in accordance with the provisions hereof;

(ttt)                            “Trust Expenses” means all expenses incurred by the Trustee or any third party, in each case for the account of the Trust, in connection with this Indenture, the establishment and ongoing management of the Trust and the ongoing administration of the Trust Units, including without limitation those amounts payable to the Trustee under Sections 7.6, 7.8 and 7.9, and all amounts payable to the Administrator pursuant to the Administration Agreement;

(uuu)                   “Trust Fund”, at any time, shall mean such monies, properties and assets that are at such time held by the Trustee on behalf of the Trust for the purposes of the Trust under this Indenture including, without limitation:

(i)                                     the Settled Amount;

(ii)                                  shares in the capital of AcquisitionCo and any other Subsidiary of the Trust, which is directly owned or controlled by the Trust;

(iii)                               the Shares and Notes acquired pursuant to the Plan of Arrangement;

(iv)                              all funds realized from the issuance of Trust Units or any other securities of the Trust;

(v)                                 any Permitted Investments in which funds may from time to time be invested;

(vi)                              all rights of the Trust in respect of and income generated under the NPI Agreement or any royalty;

(vii)                           any Subsequent Investment directly owned or held by or for the Trustee on behalf of the Trust;

(viii)                        any proceeds of disposition of any of the foregoing property including, without limitation, the NPI Agreement or any royalty; and

(ix)                                all income, interest, profit, gains and accretions and additional assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such foregoing property or such proceeds of disposition;

(vvv)                   “Trust Unit” means a trust unit of the Trust created, issued and certified hereunder and for the time being outstanding and entitled to the benefits hereof;

(www)             “Trustee” means Computershare Trust Company of Canada, or its successor or successors for the time being as trustee hereunder;

(xxx)                         “Underwriting Agreement” means any underwriting, agency or similar agreement entered into by the Trustee and investment dealers, and such other persons, including the Corporation, as may be a party thereto relating to an Offering;

(yyy)                   “Underwriter’s Fees” means the amounts so designated in any Underwriting Agreement;

(zzz)                         “Unitholders” means the holders from time to time of one or more Trust Units;

(aaaa)                “Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be entered into among the Trustee, AcquisitionCo, and Computershare Trust Company of Canada with respect to the issuance of Exchangeable Shares in connection with the Plan of Arrangement, as amended from time to time, or any other voting and exchange trust agreement among the Trustee, any Managed Entity and any trustee, as amended from time to time; and

(bbbb)            “year” means initially, the period commencing on the date hereof and ending on December 31, 2004, and thereafter means a calendar year.

1.2                                                                                 Meaning of “Outstanding”

Every Trust Unit created, issued, certified and delivered hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, provided that when a new Trust Certificate has been issued in substitution for a Trust Certificate which has been lost, stolen, mutilated or destroyed, only one of such Trust Certificates shall be counted for the purpose of determining the number of Trust Units outstanding.

1.3                                                                                 Income Tax Act

In this Indenture, any reference to the Tax Act shall refer to the Income Tax Act, Revised Statutes of Canada 1985, Chapter 1 (5th Supplement), the Income Tax Regulations and the Income Tax Application Rules, as each may be amended from time to time. Any reference herein to a particular provision of the Tax Act shall include a reference to that provision as it may be renumbered or amended from time to time. Where there are proposals for amendments to the Tax Act which have not been enacted into law or proclaimed into force on or before the date on which such proposals are to become effective, the Trustee may take such proposals into consideration and apply the provisions hereof as if such proposals had been enacted into law and proclaimed into force.

1.4                                                                                 Headings

The division of this Indenture into articles and sections, subsections, clauses, subclauses and paragraphs and the provision of headings is for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5                                                                                 Construction of Terms

Words importing the singular number only shall include the plural, and vice versa, and words importing gender shall include the masculine, feminine and neuter genders. References in this Indenture to “this Trust Indenture”, “this Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions shall be deemed to refer to this instrument and not to any particular Article, Section or portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.6                                                                                 References to Acts Performed by the Trust

Any reference in this Indenture to an act to be performed by the Trust shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Trust or, to the extent applicable, by the Administrator on behalf of the Trust or any other person duly authorized to do so by the Trustee or the Administrator pursuant to the provisions hereof or the Administration Agreement, and where reference is made in this Indenture to actions, rights or obligations of the Trustee, such reference shall be construed and applied for all purposes to refer to actions, rights or obligations of the Trustee in its capacity as Trustee of the Trust, and not in its other capacities, unless the context otherwise requires.

1.7                                                                                 Accrual Method of Calculation

Except as otherwise specifically provided in this Indenture, all amounts to be calculated pursuant to this Indenture shall be calculated on an accrual basis in accordance with GAAP.

ARTICLE 2
DECLARATION OF TRUST

2.1                                                                                 Settlement of Trust

The Settlor has paid the Settled Amount to the Trustee and the Trustee has accepted the Settled Amount for the purpose of creating and settling the Trust and the Settlor is hereby issued one (1) Trust Unit in the Trust.

2.2                                                                                 Declaration of Trust

The Trustee hereby agrees to act as Trustee and declares and agrees to hold the Trust Fund in trust for the use and benefit of the Unitholders, their permitted assigns and personal representatives upon the trusts and subject to the terms and conditions hereinafter declared and set forth, such trust to constitute the Trust hereunder.

2.3                                                                                 Name

The Trust shall be known and designated as “TKE Energy Trust” and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name. If the Trustee determines that the use of the name “TKE Energy Trust” is not practicable, legal or convenient, it may use such other designation or it may adopt such other name for the Trust as it deems appropriate and the Trust may hold property and conduct its activities under such other designation or name. Without limiting the foregoing, the Trustee or, where applicable, the Administrator or other duly authorized person, may enter into agreements and other documents for and on behalf of the Trust under the name “TKE Energy Trust” and the Trustee hereby acknowledges and confirms that any such agreement or other documents so entered into under the name “TKE Energy Trust” shall for all purposes be and be deemed to have been entered into by, and be binding on, the Trustee, as trustee for and on behalf of the Trust.

2.4                                                                                 Nature of the Trust

The Trust is an open-end unincorporated investment trust, established for the purposes specified in Section 4.1 hereof. The Trust is not and is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company, nor shall the Trustee, Administrator, Corporation or the Unitholders or any of them or any person be, or be deemed to be, treated in any way whatsoever as liable or responsible hereunder as partners or joint venturers. Neither the Trustee, the Corporation nor the Administrator shall be, or be deemed to be, an agent of the Unitholders. The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Indenture.

2.5                                                                                 Legal Entitlements and Restrictions on Unitholders

(a)                                  The rights of each Unitholder to call for a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustee are limited to those contained herein.

(b)                                 Subject to the terms and conditions of this Indenture, no Unitholder or Unitholders shall be entitled to interfere or give any direction to the Trustee, the Corporation or the Administrator with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustee, the Corporation or the Administrator under this Indenture or the Material Contracts.

(c)                                  The legal ownership of the assets of the Trust and the right to conduct the affairs of the Trust (subject to the limitations contained herein) are vested exclusively in the Trustee or such other person or persons as the Trustee may determine, and the Unitholders shall have no interest therein and they shall have no right to compel or call for any partition, division, dividend or, subject to the provisions of Sections 5.7, 12.2 and 18.1, distribution of the Trust Fund or any of the assets of the Trust. The Trust Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Indenture. Except as otherwise specifically provided by this Indenture, no Unitholder has or is deemed to have any right of ownership in any of the assets of the Trust.

2.6                                                                                 Liability of Unitholders

No Unitholder, in its capacity as such, shall incur or be subject to any liability in contract or in tort or of any other kind whatsoever to any person in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to this Indenture or with respect to any act or omission of the Trustee or any other person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee or such other person hereunder or with respect to any transaction entered into by the Trustee or by any other person pursuant to this Indenture. No Unitholder shall be liable to indemnify the Trustee or any such other person with respect to any such liability or liabilities incurred by the Trustee or by any such other person or persons or with respect to any taxes payable by the Trust or by the Trustee or by any other person on behalf of or in connection with the Trust. Notwithstanding the foregoing, to the extent that any Unitholder is found by a court of competent jurisdiction to be subject to any such liability, such liability shall be enforceable only against, and shall be satisfied only out of, the Trust Fund, and the Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless any Unitholder against any costs, damages, liabilities, expenses, charges or losses suffered by any Unitholder from or arising as a result of such Unitholder not having any such limited liability.

2.7                                                                                 Contracts of the Trust

Every written contract entered into by or on behalf of the Trust, whether by the Trustee, the Administrator or otherwise, shall (except as the Trustee or the Administrator may otherwise determine) include a provision substantially to the following effect:

The parties hereto acknowledge that the [Trustee] [Administrator] is entering into this agreement solely [in its capacity as Trustee] [on behalf] of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the [Trustee] [Administrator] or any of the Unitholders of the Trust such that any recourse against the Trust, the Trustee or the Administrator or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based in contract, on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Trust Indenture dated as of September 27, 2004, as amended, restated or replaced from time to time, relating to TKE Energy Trust.

The omission of such a provision from any such written instrument shall not operate to impose personal liability on the Administrator or any of the Unitholders or allow recourse to the personal assets (or assets held in another capacity than for the Trust) of the Trustee, the Administrator, or any Unitholder, or in any way affect the validity, enforceability or binding effect of such instrument.

2.8                                                                                 Head Office of Trust

The head office of the Trust hereby created shall be located at 1900, 700 – 4th Avenue SW, Calgary, Alberta, T2P 3J4, or at such other place or places in Canada as the Trustee may from time to time designate.

ARTICLE 3
ISSUE AND SALE OF TRUST UNITS

3.1                                                                                 Nature and Ranking of Trust Units

(a)                                  The beneficial interests in the Trust shall be divided into interests of one class, described and designated as Trust Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein; and the interest of each Unitholder shall be determined by the number of Trust Units registered in the name of the Unitholder.

(b)                                 Each Trust Unit shall entitle the holder or holders thereof to one vote at any meeting of the Unitholders and, subject to the specific provisions of this Indenture, represents an equal fractional undivided beneficial interest in any distribution from the Trust (whether of income, gains or other amounts) and in any net assets of the Trust in the event of termination or winding-up of the Trust. All Trust Units shall rank among themselves equally and rateably without discrimination, preference or priority.

3.2                                                                                 Authorized Number of Trust Units

The aggregate number of Trust Units which are authorized and may be issued hereunder is unlimited.

3.3                                                                                 No Fractional Trust Units

Fractions of Trust Units shall not be issued, except pursuant to distributions of additional Trust Units to all Unitholders pursuant to Article 5.

3.4                                                                                 Re-Purchase of Initial Trust Units by Trust

Immediately after the Effective Date, the Trust will repurchase the initial Trust Unit from the Settlor, and the Settlor shall sell the initial Trust Unit to the Trust for a purchase price of one dollar and, upon the completion of such purchase and sale, the initial Trust Unit shall be cancelled and shall no longer be outstanding for any of the purposes of this Indenture.

3.5                                                                                 Offerings of Trust Units and Indebtedness

(a)                                  Trust Units, including rights, Special Voting Rights, warrants, special warrants, subscription receipts, installment receipts, exchangeable securities or other securities to purchase, to convert into, redeem for, or exchange into Trust Units, may be created, issued, sold and delivered pursuant to Offering Documents or otherwise, as the case may be, on terms and conditions and at such time or times as the Administrator may determine.

(b)                                 The Administrator may authorize the creation and issuance of debentures, notes and other evidences of indebtedness of the Trust which debentures, notes or other evidences of indebtedness may be created and issued from time to time on such terms and conditions, to such persons and for such consideration and at such time or times as the Administrator may determine.

3.6                                                                                 Trust Units Fully Paid and Non-Assessable

Trust Units shall be issued only when fully paid in money or property or past service, provided that property may include a promissory note or promise to pay given by the allottee. The Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

3.7                                                                                 No Conversion, Retraction, Redemption or Pre-Emptive Rights

Subject to the rights granted under any Exchangeable Shares or Exchangeable Share Agreements or any contractual rights to acquire Trust Units granted by the Trustee, no person shall be entitled, as a matter of right, to subscribe for or purchase any Trust Unit. Except as set forth in Article 18, there are no conversion, retraction, redemption or preemptive rights attaching to the Trust Units.

3.8                                                                                 Consolidation of Trust Units

Immediately after any pro rata distribution of additional Trust Units to all Unitholders pursuant to Section 5.5 or Section 5.9, the number of outstanding Trust Units will be consolidated such that each Unitholder will hold after the consolidation the same number of Trust Units as the Unitholder held before the distribution of additional Trust Units. In such case, each Trust Unit Certificate representing a number of Trust Units prior to the distribution of additional Trust Units is deemed to represent the same number of Trust Units after the distribution of additional Trust Units and the consolidation. Notwithstanding the foregoing, where tax is required to be withheld in respect of a Unitholder’s share of the distribution: the consolidation of the Trust Units held by such Unitholder will apply to the number of Trust Units held by such Unitholder prior to the distribution minus the number of Trust Units withheld on account of withholding taxes payable by the Unitholder in respect of the distribution on a basis mutatis mutandis to the consolidation of the outstanding Trust Units of the Unitholders not subject to withholding. Such Unitholder will be required to surrender the Trust Unit Certificates, if any, representing such Unitholder’s original Trust Units, in exchange for a Trust Unit Certificate representing such Unitholder’s post-consolidation Trust Units.

Such consolidation shall not constitute a redemption or cancellation of the Trust Units so consolidated and a Unitholder whose Trust Units are consolidated shall not receive, and shall not be entitled to receive, any proceeds of disposition in respect thereof. Any Trust Units so withheld respecting such Unitholder shall also be consolidated on a basis mutatis mutandis as aforesaid, new Trust Unit Certificates shall be issued in respect thereof, and they shall either be delivered to the appropriate taxation authority or sold, in which case the net proceeds shall be remitted to the appropriate taxation authority.

3.9                                                                                 Non-Resident Ownership Constraint

(a)                                  At no time may non-residents of Canada or partnerships other than Canadian partnerships (each within the meaning of the Tax Act) (collectively “Restricted Owners”) be the beneficial owners of more than 40 % of the Trust Units then outstanding.

(b)                                 To monitor compliance with this requirement, the Administrator may, from time to time or at any time, require the Trustee or Transfer Agent to make reasonable efforts to obtain declarations as to the jurisdictions in which beneficial owners of Trust Units or members of partnerships beneficially entitled to Trust Units are resident in such form as the Administrator may require (including without limitation by sworn statement if so required) together with such evidence of residence of beneficial owners of Trust Units or members of partnerships as the Administrator considers necessary or desirable (an “Ownership Declaration”). If the Administrator becomes aware that Restricted Owners are or may be the beneficial owners of 40 % or more of the Trust Units then outstanding or that such a situation is imminent or foreseeable, the Administrator may advise the Trustee and may make a public announcement thereof and may require the Trustee to refuse to accept any subscription for Trust Units from or issue or register a transfer of Trust Units to a person unless such person provides an Ownership Declaration, in form and content acceptable to the Administrator that such person and those persons that will be beneficially entitled to such Trust Units are not Restricted Owners.

(c)                                  If, notwithstanding the foregoing, the Administrator determines that 40% or more of the Trust Units are or appear to the Administrator to be beneficially owned by Restricted Owners, the Administrator may require the Transfer Agent, in the manner specified by the Administrator, to send a notice (hereinafter referred to as a “Non-resident Notice”) to Unitholders, chosen in inverse order to the order of acquisition or registration, or in such other manner as the Administrator may consider practicable, which shall:

(i)                                     require such Unitholders to either sell their Trust Units, or a specified portion thereof, to a person who is not a Restricted Owner and who is not acquiring same for a Restricted Owner, or provide an Ownership Declaration verifying that the beneficial owners of their Units are not Restricted Owners, within a specified period of not less than 60 days. If the Unitholders sent such Non-resident Notice have not so sold the specified number of Trust Units, and provided the Trustee and the Administrator with sufficient proof thereof in form and content acceptable to the Administrator, or provided the Trustee and the Administrator with an Ownership Declaration in form and content acceptable to the Administrator within such period, the Administrator may require the Transfer Agent on behalf of such Unitholders to sell such Trust Units to persons who are not Restricted Owners and who are not acquiring same for Restricted Owners and, in the interim, shall suspend the voting and distribution rights attached to such Trust Units. Upon such sale the Unitholders thereby affected shall cease to be holders of such Trust Units and their rights respecting such Trust Units shall be limited to receiving the net proceeds of sale of such Trust Units (subject to any withholding requirements); or

(ii)                                  advise such Unitholders that their Trust Units, or a specified portion thereof, will be redeemed in accordance with the provisions of Article 18 hereof as if such Unitholders had tendered such Trust Units, or such specified portion, as the case may be, for redemption as at the date of the Non-resident Notice by providing to the Trust, at the head office of the Trust, a duly completed and properly executed notice of redemption to the Trust with respect to such Trust Units or such specified portion thereof, as the case may be, together with the Trust Unit Certificate or Trust Unit Certificates representing the Trust Units to be redeemed, and as if the Trust had received the same from such Unitholders on the date of the Non-resident Notice. The provisions of Article 18 will apply mutatis mutandis with respect to such deemed redemption; provided however that the amount of “90%” in Subsection 18.3(a) shall be read as “100%” for the purpose of this Section 3.9.

Notwithstanding the foregoing, the Trustee may take such other action as specified by the Administrator to ensure compliance with the Tax Act and this Section 3.9.

(d)                                 No liability shall accrue to the Trust, the Trustee or the Administrator if Trust Units sold or redeemed pursuant to this Section 3.9 are sold or redeemed at a loss to such affected Unitholder or the beneficial owner of such Trust Units, if Trust Units so sold or redeemed are sold or redeemed for an amount which may be less than might otherwise have been obtained if sold or redeemed at a different point in time or in different circumstances or if the sale or redemption of such Trust Units or any other actions pursuant to this Section 3.9 have an adverse impact on any other Unitholders. Except as specifically set out herein, the Trustee shall not be bound to do or take any proceeding or action with respect to this Section 3.9 by virtue of the powers conferred on it under this Indenture. The Trustee shall not be deemed to have notice of any violation of this Section 3.9 unless and until it has been given written notice of such violation and shall be required to act only as required by this Indenture and upon an indemnity satisfactory to the Trustee being provided by the Trust. The Trustee shall not be required to monitor the Restricted Owners of the Trust. Neither the Trustee nor the Administrator shall be liable for any violation of the Restricted Owner restrictions which may occur during the term of the Trust.

(e)                                  Notwithstanding any other provision of this Indenture, Restricted Owners shall not be entitled to vote in respect of any Special Resolutions to amend this Section 3.9.

3.10                                                                           Special Voting Rights

In addition to Trust Units, there may be issued by the Trust an unlimited number of Special Voting Rights entitling the holders thereof to attend at meetings of Unitholders and to such number of votes at meetings of Unitholders as may be determined by the Administrator and as are set out in any applicable Voting and Exchange Trust Agreement. The Special Voting Rights may have such other rights or limitations and may be issued on such terms and may take such form as the Administrator may determine and as are set out in any applicable Voting and Exchange Trust Agreement. The Administrator shall determine any matter of doubt or uncertainty which may arise with respect to any Special Voting Right regarding voting eligibility, entitlement or procedure or other matter which in the opinion of the Administrator is not determined by the applicable Voting and Exchange Trust Agreement. Notwithstanding any of the foregoing, Special Voting Rights may only be issued by the Trust in conjunction with the issuance by AcquisitionCo or any other Subsidiary of the Trust of Exchangeable Shares and the holders of Special Voting Rights shall not be entitled to any distributions of any nature whatsoever from the Trust or have any beneficial interest in any assets of the Trust during the administration of the Trust or on winding-up or termination of the Trust. Without restricting any other authority of the Trust to issue Trust Units, Trust Units shall be issued and delivered as required pursuant to the terms and conditions of any applicable Voting and Exchange Trust Agreement and Support Agreement.

ARTICLE 4
INVESTMENTS OF TRUST FUND

4.1                                                                                 Purpose of the Trust

The Trust is hereby created for the following purposes:

(a)                                  to participate in the Plan of Arrangement, including without limitation, acquiring the NPI;

(b)                                 investing in securities of AcquisitionCo and acquiring the Shares and the Notes pursuant to the Plan of Arrangement, which investments shall be for the purpose of funding the acquisition, development, exploitation and disposition of all types of petroleum and natural gas and energy related assets, including without limitation, facilities of any kind, oil sands interests, electricity or power generating assets and pipeline, gathering, processing and transportation assets (hereinafter referred to as “Energy Assets”) and whether effected by the Corporation, AcquisitionCo or any other Subsidiary or Affiliate of the Trust or the Corporation through an acquisition of assets or an acquisition of shares or other form of ownership interest in any entity the substantial majority of the assets of which are comprised of like assets;

(c)                                  acquiring or investing in the securities of any other person or entity, including without limitation bodies corporate, partnerships or trusts and borrowing funds or otherwise obtaining credit for that purpose;

(d)                                 making loans or other advances to the Corporation or any Affiliate or Subsidiary of the Trust or the Corporation;

(e)                                  acquiring net profits interests or royalties in respect of Properties and making any deferred purchase payments which may be required with respect to same; provided however that in no event shall the Trust invest in any net profits interests or royalties which constitute an interest in land or a covenant running with the properties with respect to which same relate;

(f)                                    disposing of any part of the Trust Fund, including, without limitation, any securities of the Corporation;

(g)                                 temporarily holding cash and investments for the purposes of paying the expenses and the liabilities of the Trust, making other investments as contemplated by Section 4.2 hereof, paying amounts payable by the Trust in connection with the redemption of any Trust Units, and making distributions to Unitholders;

(h)                                 issuing Trust Units, convertible securities, securities exchangeable for Trust Units or debt instruments for the purpose of obtaining funds to conduct any of the activities of the Trust, complete any acquisitions of securities or any other assets for the benefit of the Trust;

(i)                                     to participate in mergers, amalgamations, reorganizations or restructuring of the Trust or any Managed Entity of the Trust in whole or in part with another person or persons and to take any steps in furtherance thereof, all as determined by the Administrator to be in the best interests of the Trust;

(j)                                     for such other purposes as the Administrator may determine to be in the best interests of the Trust;

(k)                                  engaging in all activities ancillary or incidental to any of those activities set forth in paragraphs 4.1(a) through 4.1(j) inclusive; and

(l)                                     paying costs, fees and expenses associated with the foregoing purposes or incidental thereto.

4.2                                                                                 Permitted Investments

Any funds within the Trust Fund that are not required to be invested or utilized as provided in Section 4.1 shall be used by the Trust only to acquire Permitted Investments or as permitted by Section 7.2(f) or Section 7.2(u) or to pay expenses and liabilities.

4.3                                                                                 Other Investment Restrictions

Notwithstanding anything contained in this Indenture, under no circumstances shall the Trustee acquire any investment which:

(a)                                  is “foreign property” under any provision of the Tax Act if said purchase or other transaction would cause the Trust Units themselves to be “foreign property” under the Tax Act, or

(b)                                 would result in the Trust not being considered a “unit trust” and a “mutual fund trust” for purposes of the Tax Act.

Prior to the Trust making a particular investment, the Trustee may consult with and receive direction from the Administrator with respect to any investment and the Trustee may, prior to any investment, request the Administrator to seek, and the Administrator and Trustee may rely upon, an opinion of counsel that upon acquiring such investment the Trust Units will not become “foreign property” and that the Trust will continue to maintain its status as a “unit trust” and a “mutual trust” for the purposes of the Tax Act.

ARTICLE 5
DISTRIBUTIONS

5.1                                                                                 Determination of Distributable Cash of the Trust

In this Article 5, the “Distributable Cash of the Trust” for the period ending on a particular Distribution Record Date shall be the amount calculated, for the period commencing immediately following the preceding Distribution Record Date (or, for the first Distribution Record Date, the period commencing on the date hereof) and ending on such particular Distribution Record Date (the “Distribution Period”), on the following basis:

(a)                                  The aggregate of the following amounts shall be included in the calculation of Distributable Cash of the Trust with respect to a Distribution Period:

(i)                                     all previously undistributed interest income on the Notes or any other interest income received or reasonably anticipated to be received before the relevant Payment Date;

(ii)                                  all previously undistributed amounts received or reasonably anticipated to be received before the relevant Payment Date related to the NPI, net profit interests, royalties, Permitted Investments, or ARTC;

(iii)                               all previously undistributed dividends on the Shares or any other dividends, or distributions on securities of the Corporation or other Subsidiaries of the Trust received or reasonably anticipated to be received before the relevant Payment Date;

(b)                                 all expenses and liabilities of the Trust which have been incurred or may reasonably be anticipated to be incurred and any other amounts required by law or hereunder to be deducted, withheld or paid with respect to the Trust (including taxes) prior to the relevant payment date and that have not been previously deducted, shall be deducted in computing Distributable Cash of the Trust for a Distribution Period, including the following:

(i)                                     Debt Service Charges;

(ii)                                  Crown royalties that have been reimbursed by the Trust pursuant to any NPI Agreement or royalty agreement;

(iii)                               the aggregate of all cash amounts paid in respect of the redemption of Trust Units; and

(iv)                              any amount, in addition to those amounts set forth above, which the Administrator or the Trustee may reasonably consider to be necessary to provide for the payment of any liabilities which have been or will be incurred by the Trust, including any tax liability of the Trust.

Items of income, reserve or expense not provided for above or in Section 5.4 shall be included in such calculation on such basis as may be considered appropriate by the Trustee.

5.2                                                                                 Distributable Cash of the Trust to Become Payable

The Trustee may, upon the recommendation of the Administrator, on or before any Distribution Record Date, declare payable to the Unitholders on that Distribution Record Date all or any part of the Distributable Cash of the Trust for the period ending on that Distribution Record Date determined in accordance with Section 5.1. The share of each Unitholder in the amount so payable shall be the Pro Rata Share of such Unitholder determined as at that Distribution Record Date; and subject to Section 5.8, such amount shall be payable on that Distribution Record Date. Notwithstanding the foregoing, the amount of any Distributable Cash of the Trust that is determined by the Trustee to be required to be retained by the Trust in order to pay any tax liability of the Trust shall not be payable by the Trust to Unitholders.

5.3                                                                                 Computation of Income and Net Realized Capital Gains

(a)                                  Subject to Section 16.6, the income of the Trust (the “Net Income”) for any taxation year of the Trust shall be the income for such year computed in accordance with the provisions of the Tax Act, other than paragraph 82(1)(b) and subsection 104(6) thereof or their successor provisions, regarding the calculation of income for the purposes of determining the “taxable income” of the Trust; provided, however, the capital gains and capital losses shall be excluded from the computation of Net Income and if an amount has been designated by the Trust under subsection 104(19) of the Tax Act, such designation shall be disregarded.

(b)                                 The net realized capital gains of the Trust (the “Net Realized Capital Gains”) for any taxation year of the Trust shall be determined as the amount, if any, by which the aggregate of the capital gains of the Trust realized in such year exceeds (i) the aggregate of the capital losses of the Trust realized in such year, and (ii) each amount determined by the Administrator in respect of any such net allowable capital loss for a prior taxation year which the Trust is permitted by the Tax Act to deduct in computing the taxable income of the Trust for such year multiplied by the reciprocal of the fraction applicable in determining the proportion of a capital gain for such prior taxation year that is a taxable capital gain.

(c)                                  Notwithstanding subsections 5.3(a) and (b), Net Income and Net Realized Capital Gains shall not include any income (“Redemption Income”) or capital gains (“Redemption Gains”), respectively, which are realized by the Trust, in accordance with the Tax Act, on a distribution of Trust property to a Unitholder pursuant to an in specie redemption of the Unitholder’s Trust Units under Article 18.

5.4                                                                                 Net Realized Capital Gains to Become Payable

In addition to the distributions which are made payable to Unitholders pursuant to section 5.2, the Administrator, on behalf of the Trustee, may, in its sole discretion, in respect of a Distribution Period, declare a distribution to be payable, to holders of Trust Units of record as at the close of business on the Distribution Record Date for such Distribution Period, out of Net Income, Net Realized Capital Gains, the capital of the Trust or otherwise, in any year, in such amount or amounts, and on such dates as the Administrator may determine.

5.5                                                                                 Net Income and Net Realized Capital Gains for Income Tax Purposes to Become Payable

So as to ensure the allocation and distribution, to holders of Trust Units, of all of the Net Income, Net Realized Capital Gains and any other applicable amounts so that the Trust will not have any liability for tax under Part I of the Tax Act in any year, the amount, if any, by which the Net Income and Net Realized Capital Gains exceed the aggregate of:

(a)                                  such part of the taxable capital gains of the Trust for the calendar year required to be retained by the Trust to maximize its capital gains refund for such year, unless the Administrator has given written notice to the Trustee that this clause is not to apply to the Trust for that year by the end of the year; and

(b)                                 any amount that became payable or was deemed to become payable by the Trustee during the calendar year to Unitholders on the Trust Units (other than amounts that became payable to Unitholders on the redemption of their Trust Units);

shall, without any further actions on the part of the Trustee, be due and payable to holders of Trust Units of record as of the close of business on the last Distribution Record Date in such year in accordance with their Pro Rata Shares. Absent a demand by a Unitholder to enforce payment, such Unitholder shall be paid the amount due such Unitholder, on or before February 15 of the following year.

In addition to the distributions which are made payable to Unitholders otherwise hereunder, the Trust shall allocate any Redemption Income and Redemption Gains realized by the Trust in connection with the redemption of Trust Units of a particular Unitholder pursuant to Article 18, to that Unitholder, so that an amount equal to such Redemption Income and Redemption Gains shall be allocated to and shall be treated as an amount paid to the redeeming Unitholder. In addition, one-half (or any other proportion that may be provided for from time to time under section 38 of the Tax Act or its successor provision) of such Redemption Gains shall be designated as taxable capital gains of that Unitholder under subsection 104(22) of the Tax Act or its successor provision, and any portion of the Redemption Income and Redemption Gains in respect of that Unitholder as may be income from a source in a country other than Canada, within the meaning of subsection 104(22) of the Tax Act or its successor provision, shall be designated as that Unitholder’s income from that source in accordance with that subsection.

Distributions or amounts payable to Unitholders pursuant to this Article 5 shall be deemed to be distributions of Net Income, Net Realized Capital Gains, trust capital or other items in such amounts as the Trustee shall, in its discretion, determine. For greater certainty, it is hereby declared that any distribution of Net Realized Capital Gains shall include the non-taxable portion of the capital gains of the Trust which are comprised in such distribution.

Any amounts payable pursuant to this Section 5.5 may, at the option of the Administrator, on behalf of the Trustee, be paid through a distribution of additional Trust Units having a value equal to the amount payable. For the purposes of this Section 5.5, the value of the additional Trust Units issued shall be determined using the average weighted trading price of the Trust Units for the last five days on which there had been trades of at least one board lot on or prior to December 31 on the principal stock exchange where the Trust Units are listed or, if not so listed, such other value as the Trustee shall determine.

5.6                                                                                 Other Amounts

Any amounts not otherwise payable to Unitholders prior to the end of a particular fiscal year of the Trust pursuant to the provisions of Article 5 may be declared by the Trustee, upon the recommendation of the Administrator, to be payable to Unitholders in the same manner as provided for in Section 5.2.

5.7                                                                                 Enforcement

Each Unitholder shall have the right to enforce payment of any amount payable to the Unitholder under this Article 5 (or a distribution of additional Trust Units under Section 5.9, if applicable) at the time the amount became payable. Absent a demand from a Unitholder to enforce payment, such amount shall be paid to such Unitholder on the Payment Date specified in Section 5.8.

5.8                                                                                 Payment of Amounts Payable

Amounts payable to Unitholders pursuant to Sections 5.2 and 5.4 shall be paid by the Trust on any date (the “Payment Date”) specified by the Trustee as the applicable Distribution Record Date, or a day within 30 days after the applicable Distribution Record Date and in the same calendar year. Subject to Sections 5.5 and 5.9, distributions shall be paid in cash.

5.9                                                                                 Distribution of Additional Trust Units

Where after the last Distribution Record Date and on or before the next Distribution Record Date an amount or amounts of cash has or have been or is or are being paid under Article 18, in respect of Trust Units tendered for redemption, the distribution payable to Unitholders on such next Distribution Record Date may, subject to compliance with applicable laws and receipt of all applicable regulatory approvals, include a distribution of additional Trust Units having a value equal to the aggregate of such amounts, in which case the amount of cash to be distributed on the distribution shall be reduced by the aggregate of such amounts. In addition, if on any Distribution Record Date the Trust does not have cash in an amount sufficient to pay the full distribution to be made on such Distribution Record Date in cash, or if any cash distribution should be contrary to, or would not allow the Trust to comply with, any agreement with respect to credit facilities, the distribution payable to Unitholders on such Distribution Record Date may, at the option of the Administrator and subject to compliance with applicable laws and receipt of all applicable regulatory approval, include a distribution of additional Trust Units having a value equal to the cash shortfall, in which case the amount of cash to be distributed on the distribution shall be reduced by the amount of such cash shortfall. For the purposes of this Section 5.9, the value of the additional Trust Units to be issued shall be determined using the weighted average trading price of the Trust Units for the last five days on which there had been trades of at least one board lot prior to the Distribution Record Date on the principal stock exchange where the Trust Units are listed or, if not so listed, such other value as the Administrator shall determine.

5.10                                                                           Withholding Taxes

For greater certainty, in the event that withholding taxes are exigible, under the Tax Act or any provision of provincial, local or foreign tax law, in each case as amended or succeeded, on any payments or distributions (including distributions of Trust Units) or redemption amounts paid or distributed under this Indenture, the Trustee shall deduct and withhold the withholding taxes required and shall promptly remit such taxes to the appropriate taxing authority. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the Unitholder in respect of which such deduction and withholding was made;

provided that such amounts are actually remitted to the appropriate tax authority. The Trustee may act on the advice of Counsel with respect to such matters. In the event that withholding taxes are exigible on any distributions or redemption amounts paid or distributed under this Indenture and the Trustee is, or was, unable to withhold taxes from a particular payment or distribution to a Unitholder or has not otherwise withheld taxes on some or all of past payments or distributions to the Unitholder, the Trustee shall be permitted to:

(a)                                  withhold amounts from other distributions to such Unitholder;

(b)                                 direct the Transfer Agent to sell such number of such Trust Units on behalf of such Unitholder; or

(c)                                  sell or otherwise dispose of such portion of the payment or distribution;

as are necessary to provide sufficient funds to the Trustee to satisfy the Trustee’s withholding tax obligations in respect of such Unitholder and all of the Trustee’s reasonable expenses with respect thereto. Any such sale of Trust Units by the Transfer Agent shall be made on any stock exchange on which the Trust Units are then listed and, upon such sale, the affected Unitholder shall cease to be the holder of such Trust Units. The Trustee shall notify the Unitholder of any withholding hereunder and remit to such Unitholder any unapplied balance of the net proceeds of any sale or other disposition under this Section.

5.11                                                                           Character of Distributions and Designations

In accordance with and to the extent permitted by Tax Act, the Administrator, on behalf of the Trustee, in each year shall make designations in respect of the amounts payable to Unitholders for such amounts that the Administrator considers to be reasonable in all of the circumstances, including, without limitation, designations relating to taxable dividends received by the Trust in the year on shares of taxable Canadian corporations, net capital gains realized by the Trust in the year and foreign source income of the Trust for the year, as well as elect under subsections 104(13.1) and/or (13.2) of the Tax Act or their successor provisions that income be taxed to the Trust, rather than to the Unitholders. Distributions payable to Unitholders pursuant to this Article 5 shall be deemed to be distributions of Net Income of the Trust, Net Realized Capital Gains, trust capital or other items in such amounts as the Administrator, on behalf of the Trustee, shall, in its absolute discretion, determine.

ARTICLE 6
APPOINTMENT, RESIGNATION AND REMOVAL OF TRUSTEE

6.1                                                                                 Trustee’s Term of Office

Subject to Sections 6.2 and 6.3, Computershare Trust Company of Canada is hereby appointed as Trustee hereunder for an initial term of office which shall expire upon the conclusion of the third annual meeting of Unitholders. Those persons entitled to cast votes at meetings of the Unitholders whether in person or by proxy shall, at the third annual meeting of the Unitholders, reappoint, or appoint a successor to the Trustee, and thereafter, those persons entitled to cast votes at meetings of the Unitholders whether in person or by proxy shall reappoint or appoint a successor to the Trustee at the annual meeting of Unitholders three years following the reappointment or appointment of the successor to the Trustee. Any such reappointment or appointment shall be made either by an Ordinary Resolution at such meeting of Unitholders or shall be made in the manner set out in Section 6.4. Notwithstanding the foregoing, if a Trustee is not reappointed at the meeting of Unitholders held immediately before the term of office of such Trustee expires (the “Reappointment Meeting”) and if no successor to such Trustee is appointed at that meeting, such Trustee (such Trustee being the “Continuing Trustee”) shall continue to hold the office of Trustee under this Indenture until a successor has been appointed under Section 6.4.

6.2                                                                                 Resignation of Trustee

The Trustee may resign from the office of trustee hereunder on giving not less than 60 days’ notice in writing to the Corporation; provided that no such resignation shall be effective until (i) the appointment of, and acceptance of such appointment by, a new Trustee in the place of the resigning Trustee has been made in the manner set out in Section 6.4, and (ii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the resigning Trustee.

6.3                                                                                 Removal of Trustee

The Trustee shall be removed by notice in writing delivered by the Corporation to the Trustee in the event that, at any time, the Trustee shall no longer satisfy all of the requirements in Section 6.6, or shall be declared bankrupt or insolvent, or shall enter into liquidation, whether compulsory or voluntary (and not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction), or if the material assets of the Trustee shall otherwise become liable to seizure or confiscation by any public or governmental authority, or if the Trustee shall otherwise become incapable of performing, or shall fail in any material respect to perform its responsibilities under this Indenture (after receiving five Business Days notice of such failure to perform and an opportunity to cure such failure to perform during such notice period, and after taking account of any delegation of responsibilities and duties contemplated by this Indenture and the Administration Agreement). No decision to remove a Trustee under this Section 6.3 shall become effective until (i) approved by a Special Resolution at a meeting of Unitholders duly called for that purpose, (ii) the appointment of, and acceptance of such appointment by, a new Trustee under Section 6.4 in the place of the Trustee to be removed, and (iii) the legal and valid assumption by the new Trustee of all obligations of the Trustee related hereto in the same capacities as the Trustee which is to be removed.

6.4                                                                                 Appointment of Successor to Trustee

(a)                                  A successor Trustee to a Trustee which has been removed by a Special Resolution of Unitholders under Section 6.3 or which is a Continuing Trustee under Section 6.1, shall be appointed by an Ordinary Resolution at a meeting of Unitholders duly called for that purpose, provided the successor meets the requirements of Section 6.6.

(b)                                 Subject to Section 6.6, the Corporation may appoint a successor to any Trustee which has been removed by a Special Resolution of the Unitholders under Section 6.3, or which is a Continuing Trustee under Section 6.1, if the Unitholders fail to do so at the meeting referred to in Section 6.4(a).

(c)                                  Subject to Section 6.6, the Corporation may appoint a successor to any Trustee which has given a notice of resignation under Section 6.2 provided that, at the next meeting of Unitholders, such appointment shall be placed before those entitled to cast their votes at a meeting of Unitholders, whether in person or by proxy, for ratification by Ordinary Resolution and failing such ratification such appointed successor shall be considered for the purposes of this Article as if it were a Continuing Trustee under Section 6.1.

No appointment of any successor Trustee shall be effective until such successor Trustee shall have complied with the provisions of subparagraph (ii) of Section 6.2.

6.5                                                                                 Failure to Appoint Successor

In the event that no successor Trustee to a Trustee who has delivered a notice of resignation in accordance with Section 6.2, or who has received notice of removal in accordance with Section 6.3, or who is a Continuing Trustee under Section 6.1, has accepted an appointment within 120 days after the receipt by the Corporation of the notice of resignation, or 60 days after the receipt by the Trustee of the notice of removal, or 60 days after the Reappointment

Meeting, the Trustee, the Corporation or any Unitholder may apply to a court of competent jurisdiction for the appointment of a successor to the Trustee. The Trustee shall be reimbursed by the Administrator out of the Trust Fund for all reasonable costs and expenses of the Trustee relating to obtaining court approval of a successor. The appointment of such successor by such court shall not require the approval of those persons entitled to cast votes at meetings of Unitholders whether in person or by proxy.

6.6                                                                                 Qualifications of Trustee

The Trustee and any successor to the Trustee or new Trustee appointed under this Article 6 shall be a corporation incorporated under the laws of Canada or of a province thereof and shall be a resident of Canada for the purposes of the Tax Act. Such corporation must at all times when it is the Trustee be registered under the laws of the Province of Alberta to carry on the business of a trust company and must have undertaken in writing to discharge all of the obligations and responsibilities of the Trustee under this Indenture.

6.7                                                                                 Continuing Obligations of the Trust

Upon the Trustee ceasing to hold office as provided in this Article 6, the Trustee shall cease to be a party to this Indenture; provided however, that the Trustee shall continue to be entitled to payments of any amounts owing by the Trust to the Trustee which had accrued prior to the Trustee ceasing to hold office and provided further that the Trustee and each of its directors, officers, employees, shareholders and agents shall continue to be entitled to the benefit of any indemnity and limitation provisions contained in this Indenture.

6.8                                                                                 Vesting in Successor Trustee

The title to any part of the Trust Fund held by any Trustee who is no longer in office shall vest (subject to all mortgages, charges and other security interests granted, created or assumed by the Trustee no longer in office) forthwith in any successor Trustee, without further formality, but in any event, if requested, any Trustee which ceases to act hereunder shall execute all instruments and do all acts necessary to vest such title as it may have had in the Trust Fund in any successor Trustee of record, without court accounting or further formality.

ARTICLE 7
CONCERNING THE TRUSTEE

7.1                                                                                 Powers of the Trustee and the Corporation

(a)                                  Subject to the terms and conditions of this Indenture or other contracts or obligations of the Trustee or the Trust, the Trustee may exercise from time to time in respect of the Trust Fund any and all rights, powers and privileges that could be exercised by a beneficial owner that is a natural person except as specifically designated in Subsection (b) below. The responsibilities of the Trustee hereunder are however limited to those specific powers granted to it (subject to delegations to the Administrator) and the Trustee has no obligations to Unitholders beyond the obligations specifically set out or contemplated herein.

(b)                                 The Corporation shall exercise from time to time any and all rights, powers, responsibilities and privileges of the Trustee in relation to all matters relating to a response to an offer for Trust Units or for all or substantially all of the property and assets of the Trust or the Corporation or any Subsidiary of the Corporation or the Trust (a “Bid”) including:  (A) any Unitholder rights protection plan either prior to or during the course of any Bid; (B) any defensive action either prior to or during the course of any Bid; (C) the preparation of any “Directors’ Circular” in response to any Bid; (D) consideration on behalf of Unitholders and recommendations to Unitholders in response to any Bid; (E) any regulatory or court action in respect of any related matters; and (F) the carriage of all related and ancillary matters; and the Corporation accepts all such rights, powers, responsibilities and privileges and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Corporation may, and if directed by the Corporation in writing, the Trustee shall, execute any agreements or instruments on behalf of the Trust as the Corporation shall have authorized within the scope of the exercise of any such rights, powers or privileges; provided that notwithstanding the foregoing, the Trustee shall not be required to execute any “Directors’ Circular” or similar public disclosure document. For greater certainty, the Trustee shall have no liability whatsoever for any of such actions, as they shall be exclusively within the authority of the Corporation.

7.2                                                                                 Specific Powers and Authorities

Subject only to the express limitations contained in this Indenture, and in addition to any powers and authorities conferred by this Indenture (including, without limitation, Section 7.1 hereof) or which the Trustee may have by virtue of any present or future statute or rule of law, the Trustee, without any action or consent by those entitled to cast votes at meetings of the Unitholders whether in person or by proxy, shall have the following powers and authorities which may be exercised by it from time to time or delegated by it, as herein provided, in its sole judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper, provided that the exercise of such powers and authorities does not adversely affect the status of the Trust as a “unit trust” and a “mutual fund trust” for the purposes of the Tax Act:

(a)                                  to accept subscriptions for Trust Units received by the Trust and to issue Trust Units pursuant thereto;

(b)                                 to maintain books and records;

(c)                                  to provide timely reports to Unitholders in accordance with the provisions hereof,

(d)                                 to effect payment of distributions to Unitholders;

(e)                                  to apply for ARTC or any similar incentive credits or payments;

(f)                                    to deposit funds of the Trust in interest-bearing accounts in banks, the Alberta Treasury Branch, or trust companies whose short term obligations constitute Permitted Investments, including those of the Trustee or any Affiliate of the Trustee, the same to be subject to withdrawal on such terms and in such manner and by such person or persons (including any one or more officers, agents or representatives) as the Trustee may determine;

(g)                                 to possess and exercise all the rights, powers and privileges pertaining to the ownership of all or any part of the assets of the Trust, to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and power of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary power;

(h)                                 where reasonably required, to engage or employ any persons as agents, representatives, employees, consultants or independent contractors (including, without limitation, investment advisers, registrars, underwriters, accountants, lawyers, engineers, appraisers, brokers or otherwise) in one or more capacities;

(i)                                     to collect, sue for and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands or other litigation relating to the Trust, the assets of the Trust or the Trust’s affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof; provided that prior to taking any such action, the Trustee may require from the Corporation a specific indemnity in relation thereto and funding with respect to the expenses or costs associated with such action. The Trustee shall in any event be reimbursed by the Administrator out of the Trust Fund, and failing same the Corporation, for all costs and expenses incurred in respect of the matters provided for in this Subsection;

(j)                                     to arrange for insurance contracts and policies insuring the assets of the Trust against any and all risks and insuring the Trust and/or any or all of the Trustee, the Administrator or the Unitholders against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee, the Administrator or Unitholders;

(k)                                  to cause legal title to any of the assets of the Trust to be held by and/or in the name of the Trustee, or except as prohibited by law, by and/or in the name of the Trust, or any other person, on such terms, in such manner, with such powers in such person as the Trustee may determine and with or without disclosure that the Trust or the Trustee is interested therein, provided that should legal title to any of the assets of the Trust be held by and/or in the name of any person other than the Trustee or the Trust, the Trustee shall require such person to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

(l)                                     to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted;

(m)                               to pay out of the Trust Fund, the Trust Expenses;

(n)                                 except as prohibited by law, to delegate any or all of the powers and duties of the Trustee to the Administrator or to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee except as provided in this Indenture;

(o)                                 without limit as to amount, cost, or conditions of repayment, to issue any type of debt securities or convertible debt securities and to borrow money or incur any other form of indebtedness for the purposes of the Trust or for other expenses incurred in connection with the Trust and for such purposes to draw, make, execute and issue promissory notes and other negotiable and nonnegotiable instruments or securities and evidences of indebtedness;

(p)                                 to assign, convey, charge, mortgage, hypothecate, pledge and/or grant a security interest on behalf of the Trust over all or any of the currently owned or subsequently acquired monies, properties and assets comprising the Trust Fund to secure any indebtedness or obligations of the Trust, or any guarantee or other assurance entered into, or any other obligation or liability incurred or imposed upon the Trustee with respect to the Trust, and each such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(q)                                 to guarantee the obligations of the Corporation or any other Affiliate or Subsidiary of the Trust pursuant to any debt for borrowed money or obligations resulting or arising from hedging instruments incurred by the Corporation or any such Affiliate or Subsidiary, as the case may be, and each such guarantee entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(r)                                    notwithstanding any limitations contained in this Indenture or any other contracts or obligations of the Trustee or the Trust and the introductory proviso to this Section 7.2, to enter into on behalf of the Trust and observe and perform its obligations and the obligations of the Trust under any agreements with any Lender, including, without limitation, compliance with any provisions thereof which may restrict the powers of the Trustee hereunder or preclude the Trustee from acting in certain circumstances on resolutions of the Unitholders as might otherwise be provided for hereunder, and each such agreement entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(s)                                  to enter into a subordination agreement with any Lender to the Corporation or any Affiliate or Subsidiary of the Trust pursuant to which the Trust agrees to subordinate its right to receive principal, interest, dividends or income (or any other obligations of the Corporation or any Affiliate or Subsidiary to the Trust) to the right of any such Lender to be paid obligations owing to it by the Corporation or any Affiliate or Subsidiary of the Trust, and which agreement may further provide, without limitation, that in the event of a default by the Corporation or any such Affiliate or Subsidiary to any of its Lenders, including any such default in connection with credit or debt facilities, swap or hedging agreements or any other ancillary facilities, none of the Corporation or any such Affiliate or Subsidiary will make any further payments in respect of such obligations to the Trust and the Trust will not make any further cash distributions to Unitholders, and each such subordination entered into by the Trustee shall be binding upon, and enforceable in accordance with its terms against, the Trust;

(t)                                    to use reasonable commercial efforts to ensure that the Trust complies at all times with the requirements to maintain the status of the Trust as a “unit trust” and a “mutual fund trust” under the Tax Act and that the Trust Units of the Trust are not foreign property for purposes of the Tax Act;

(u)                                 to advance any amount to the Corporation or any other Affiliate or Subsidiary of the Trust as a loan, including amounts which may be advanced to the Corporation or any other Affiliate or Subsidiary of the Trust to finance future acquisition and development of the Properties;

(v)                                 to enter into, perform and enforce the Material Contracts and any other contracts of the Trust;

(w)                               without limiting any of the provisions hereof, to pay out of the Trust Fund:

(i)                                     Underwriter’s Fees;

(ii)                                  the purchase price of any royalties and amounts in respect of Permitted Investments and Subsequent Investments;

(iii)                               Issue Expenses; and

(iv)                              all expenses incurred in connection with the Plan of Arrangement;

all as contemplated by the Offering Documents, this Indenture, or the other Material Contracts;

(x)                                   to convey any royalties in connection with any security to or realization by any Lender upon the Properties;

(y)                                 to form any Subsidiary of the Trust for the purpose of making any acquisition, Subsequent Investment or any other purpose and enter into or amend any unanimous shareholders agreement or other agreement on such terms as may be approved by the Administrator;

(z)                                   to provide indemnities for the directors and officers of any Affiliates or Subsidiaries;

(aa)                            to hold the Notes issued by AcquisitionCo or any Subsidiary;

(bb)                          to distribute notes as provided in Article 18;

(cc)                            to enter into swap, hedge or other arrangements the purpose of which is to mitigate or eliminate exposure to fluctuations in prices of commodities, rates of exchange of one currency for another, interest rates and similar matters;

(dd)                          on behalf of the Trust, to enter into a trust indenture;

(ee)                            to vote Subsequent Investments held by the Trust which carry voting rights in such manner as may be approved by the Administrator; and

(ff)                                to do all such other acts and things as are incidental to this Section 7.2, and to exercise all powers which are necessary or useful to carry on the activities of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Indenture.

7.3                                                                                 Restrictions on the Trustee’s Powers

Notwithstanding anything contained in this Indenture:

(a)                                  the Trustee shall not vote, or cause to be voted, as the case may be, the Shares with respect to: the election of directors of the Corporation, or the appointment of auditors of the Corporation; or, the approval of the financial statements of the Corporation (if required by applicable legislation); except in accordance with an Ordinary Resolution adopted at an annual meeting of Unitholders;

(b)                                 the Trustee shall not, after the Effective Date, vote, or cause to be voted, as the case may be, the shares of any other corporation of which all or a majority of the voting shares are owned by the Trust, with respect to the election of directors of such corporation, or the appointment of auditors of such corporation, or, the approval of the financial statements of such corporation (if required by applicable legislation); except in accordance with an Ordinary Resolution adopted at an annual meeting of Unitholders;

(c)                                  the Trustee shall not, after the Effective Date, vote, or cause to be voted, as the case may be, the Shares (or the shares of any other corporation of which all or at least 66 2/3% of the voting shares are owned by the Trust) to authorize:

(i)                                     any sale, lease or other disposition of, or any interest in, all or substantially all of the assets of the Corporation (or such other corporation), except in conjunction with an internal reorganization of the direct or indirect assets of the Corporation (or such other corporation) as a result of which either the Corporation (or such other corporation) or the Trust has the same, or substantially similar, interest, whether direct or indirect, in the assets as the interest, whether direct or indirect, that it had prior to the reorganization;

(ii)                                  any statutory amalgamation of the Corporation (or such other corporation) with any other corporation or any amalgamation, merger or other transaction, as the case may be, of the

Corporation (or such other corporation) with any other entity, except in conjunction with an internal reorganization as referred to in paragraph (i) above;

(iii)                               any statutory arrangement involving the Corporation (or such other corporation), except in conjunction with an internal reorganization as referred to in paragraph (i) above;

(iv)                              any amendment to the articles of the Corporation (or such other corporation) to increase or decrease the minimum or maximum number of directors; or

(v)                                 any material amendment to the articles of the Corporation (or such other corporation) to change the authorized share capital or amend the rights, privileges, restrictions and conditions attaching to any class of the Corporation ‘s Shares (or such other corporation’s shares) in a manner which may be prejudicial to the Trust other than the creation of additional classes or series of Exchangeable Shares;

without the approval by Special Resolution of those entitled to cast votes whether in person or by proxy at a meeting of Unitholders called for that purpose.

7.4                                                                                 Banking

The banking activities of the Trust, or any part thereof, shall be transacted with such financial institution (including the Trustee or an Affiliate thereof) or other person carrying on a financial services business as the Administrator may designate, appoint or authorize from time to time and all such financial services business, or any part thereof, shall be transacted on the Trust’s behalf by such one or more officers of the Trustee and/or other persons as the Trustee may designate, appoint or authorize from time to time (who may be officers or employees of the Corporation or the Administrator) including, but without restricting the generality of the foregoing, the operation of the Trust’s accounts; the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, bankers’ acceptances, bills of exchange, letters of credit and orders for the payment of money; the giving of receipts for and orders relating to any property of the Trust; the execution of any agreement relating to any property of the Trust; the execution of any agreement relating to any such financial services business and defining the rights and powers of the parties hereto; and the authorizing of any officer of such financial institution, or any trustee or agent thereof to do any act or thing on the Trust’s behalf to facilitate such banking business.

7.5                                                                                 Standard of Care

The Trustee shall exercise its powers and carry out its functions hereunder as Trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, subject to compliance by the Trustee with any agreements contemplated hereby which may be binding on the Trustee or the Trust. Unless otherwise required by law, the Trustee shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustee shall not be required to devote its entire time to the operation and affairs of the Trust.

7.6                                                                                 Fees and Expenses

The Trustee shall be paid by the Administrator out of the Trust Fund such fees as may be agreed upon from time to time by the Corporation and the Trustee within 30 days after the date of any invoice in respect thereof. As part of the Trust Expenses, the Trustee may pay or cause to be paid reasonable fees, costs, charges and expenses incurred in connection with the administration and management of the Trust, including (without limitation) fees of auditors, lawyers, appraisers and other agents, consultants and professional advisers employed by or on behalf of the Trust and the cost of reporting or giving notices to Unitholders. All costs, charges and expenses (including any amounts payable to the Trustee under Section 7.8 or 7.9) properly incurred by the Trustee on behalf of the Trust shall be payable by the Administrator out of the Trust Fund within 30 days after the date of any invoice in respect thereof, The Trustee shall have a lien on the Trust Fund (which shall have priority over the interests of the Unitholders pursuant hereto) to enforce payment of the fees, costs, charges, expenses and other amounts payable or reimbursable to the Trustee by the Administrator out of the Trust Fund.

7.7                                                                                 Limitations on Liability of Trustee

The Trustee, its directors, officers, employees, shareholders and agents shall not be liable to any Unitholder or any other person, in tort, contract or otherwise, in connection with any matter pertaining to the Trust or the Trust Fund, arising from the exercise by the Trustee of any powers, authorities or discretion conferred under this Indenture, including, without limitation, entering into the Administration Agreement, and relying on the Administrator thereunder, any action taken or not taken in good faith in reliance on any documents that are, prima facie, properly executed, any depreciation of, or loss to, the Trust Fund incurred by reason of the sale of any asset, any inaccuracy in any evaluation provided by any appropriately qualified person, any reliance on any such evaluation, any action or failure to act of the Corporation, Administrator, or any other person to whom the Trustee has, with the consent of the Corporation, delegated any of its duties hereunder, or any other action or failure to act (including failure to compel in any way any former trustee to redress any breach of trust or any failure by the Corporation or the Administrator to perform its duties under or delegated to it under this Indenture or any other contract), including anything done or permitted to be done pursuant to, or any error or omission relating to, the rights, powers, responsibilities and duties conferred upon, granted, allocated and delegated to the Corporation or the Administrator hereunder or under the Administration Agreement, or the act of agreeing to the conferring upon, granting, allocating and delegating any such rights, powers, responsibilities and duties to the Corporation or the Administrator in accordance with the terms of this Indenture or under the Administration Agreement, unless and to the extent such liabilities arise principally and directly out of the gross negligence, willful misconduct or fraud of the Trustee or any of its directors, officers, employees, shareholders, or agents. If the Trustee has retained an appropriate expert or adviser or Counsel with respect to any matter connected with its duties under this Indenture or any other contract, the Trustee may act or refuse to act based on the advice of such expert, adviser or Counsel, and notwithstanding any other provision of this Indenture, the Trustee shall not be liable for and shall be fully protected from any loss or liability occasioned by any action or refusal to act based on the advice of any such expert, adviser or Counsel. In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Indenture, the Trustee is and shall be conclusively deemed to be acting as Trustee of the assets of the Trust and shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust or the Trust Fund.

7.8                                                                                 Indemnification of Trustee

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless the Trustee and each of its directors, officers, employees, shareholders and agents and each of their respective heirs, personal representatives, successors and assigns in respect of:

(a)                                  any liability and all losses, damages, costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against the Trustee or against such directors, officers, employees, shareholders or agents, as the case may be, for or in respect of any act, omission or error in respect of the Trust and the Trustee’s execution of all duties and responsibilities and exercise of all powers and authorities pertaining thereto; and

(b)                                 any liability and all losses, damages, costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is proposed or commenced against the Trustee or against such directors, officers, employees, shareholders or agents, as the case may be, in respect of the Administrator’s providing or omitting to provide service to the Trust or otherwise performing obligations pursuant to the Administration Agreement or as delegated or otherwise contemplated hereunder;

(c)                                  all other costs, charges, taxes, penalties and interest in respect of unpaid taxes or other tax matters; and

(d)                                 all other expenses and liabilities sustained or incurred by the Trustee in respect of the administration or termination of the Trust;

in each case including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of counsel to the indemnified parties that may be incurred in obtaining advice with respect to and defending any action, suit, proceedings, investigation or claim that may be made or threatened against any indemnified party, or that may be incurred in enforcing this indemnity, unless and to the extent any of the foregoing arise principally and directly out of the gross negligence, willful default or fraud of the Trustee or any of its directors, officers, employees, shareholders or agents, in which case the provisions of this Section 7.8 shall not apply.

7.9                                                                                 Environmental Indemnity

The Trust (to the extent of the Trust Fund) is liable to, and shall indemnify and save harmless, the Trustee, its directors, officers, employees, shareholders and agents, and all of their heirs, personal representatives, successors and assigns (collectively, the “Indemnified Parties”) against any loss, expense, claim, charge, damage, penalty, liability or asserted liability (including absolute or strict liability and costs and expenses of abatement and remediation of spills or releases of contaminants and liabilities of the Indemnified Parties to third parties, including governmental agencies, in respect of death, bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties, or any of them, to third parties for the third parties’ foreseeable and unforeseeable consequential damages) incurred as a result of:

(a)                                  the administration of the Trust created hereby; or

(b)                                 the exercise by the Trustee of any rights or obligations hereunder;

and which result from or relate, directly or indirectly, to;

(c)                                  the presence or release or threatened presence or release of any contaminants, by any means or for any reason, on or in respect of the Properties, whether or not such presence or release or threatened presence or release of the contaminants was under the control, care or management of the Trust, the Corporation, the Administrator or of a previous owner or operator of a Property or any other person;

(d)                                 any contaminant present on or released from any property adjacent to or in the proximate area of the Properties;

(e)                                  the breach or alleged breach of any federal, provincial or municipal environmental law, regulation, bylaw, order, rule or permit by the Trust, the Corporation, the Administrator or an owner or operator of a Property; or

(f)                                    any misrepresentation or omission of a known fact or condition made by the Corporation, the Administrator or any other person relating to any Property.

For the purpose of this Section 7.9, “liability” shall include: (i) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants; (ii) liability of an Indemnified Party to a third party to reimburse the third party for death, bodily injuries, property damage and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party; and (iii) liability of the Indemnified Party for damage to or impairment of the environment.

Notwithstanding the foregoing, the Trust shall not be liable to indemnify an Indemnified Party against any loss, expense, claim, liability or asserted liability to the extent resulting principally and directly from the gross negligence, willful default or fraud of the Indemnified Party (or with respect to the heirs, personal representatives, successors or assigns of an Indemnified Party, the gross negligence, willful default or fraud of such Indemnified Party).

7.10                                                                           Apparent Authority

No purchaser, transfer agent or other person dealing with the Trustee or with any officer, employee or agent of the Trustee shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustee or by such officer, employee or agent or make inquiry concerning, or be liable for, the application of money or property paid, lent or delivered to or on the order of the Trustee or of such officer, employee or agent. Any person dealing with the Trustee in respect of any matter pertaining to the Trust Fund and any right, title or interest therein shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, employee or any other person to act for and on behalf and in the name of the Trust.

7.11                                                                           Notice to Unitholders of Non-Eligibility and Foreign Property for Deferred Income Plans

If the Administrator becomes aware that the Trust Units have ceased to be eligible investments for, or have become foreign property of, registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans (all within the meaning of the Tax Act) or any of such funds or plans, the Administrator shall give notice to Unitholders at their latest address as shown on the register of Unitholders that Trust Units have ceased to be eligible investments for such funds or plans. Notwithstanding the foregoing, neither the Trustee nor the Administrator shall be liable to the Trust or to any Unitholder for any costs, expenses, charges, penalties or taxes imposed upon a Unitholder as a result of or by virtue of a Trust Unit not being an eligible investment, or being foreign property, for any such plan, notwithstanding any failure or omission of the Trustee or Administrator to have given such notice.

7.12                                                                           Declaration as to Beneficial Ownership

The Administrator, on behalf of the Trust, may require any Unitholder, as shown on the register of Unitholders, to provide an Ownership Declaration as to the beneficial ownership of Trust Units registered in such Unitholder’s name and as to the jurisdiction in which such beneficial owners are resident.

7.13                                                                           Conditions Precedent to Trustee’s Obligations to Act

The obligation of the Trustee to call any meeting pursuant to Article 10 or to commence to wind up the affairs of the Trust pursuant to Article 12 shall be conditional upon the Unitholders or another person furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity (to the extent sufficient funds for such purpose are not available in the Trust Fund) reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred therein and any loss and damage it may suffer by reason thereof and the obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Unitholders shall, if required by notice in writing by the Trustee, be subject to the same conditions as to funding and indemnity. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

7.14                                                                           Survival of Indemnities

All indemnities, all limitations of liability and all other provisions for the protection of the Trustee provided for in this Indenture shall survive the termination of this Indenture under Article 12 and the removal or resignation of the Trustee under Article 6.

7.15                                                                           Trustee May Have Other Interests

Subject to applicable securities laws, and without affecting or limiting the duties and responsibilities or the limitations and indemnities provided in this Indenture, the Trustee is hereby expressly permitted to:

(a)                                  be an Associate or an Affiliate of a person from or to whom assets of the Trust have been or are to be purchased or sold;

(b)                                 be, or be an Associate or an Affiliate of, a person with whom the Trust or the Corporation contracts or deals or which supplies services or extends credit to the Trust or the Corporation or any other Managed Entity;

(c)                                  acquire, hold and dispose of, either for its own account or the accounts of its customers, any assets not constituting part of the Trust Fund, even if such assets are of a character which could be held by the Trust and exercise all rights of an owner of such assets as if it were not a trustee;

(d)                                 carry on its business as a trust company in the usual course while it is the Trustee, including the rendering of trustee or other services to other trusts and other persons for gain, including other trusts with whom the Trust or the Corporation or any of their Affiliates or Subsidiaries may enter into any transaction; and

(e)                                  derive direct or indirect benefit, profit or advantage from time to time as a result of dealing with the Trust or the relationships, matters, contracts, transactions, affiliations or other interests stated in this Section 7.15 without being liable to the Trust or any Unitholder for any such direct or indirect benefit, profit or advantage.

Subject to applicable laws, none of the relationships, matters, contracts, transactions, affiliations or other interests permitted above shall be, or shall be deemed to be or to create, a material conflict of interest with the Trustee’s duties hereunder.

7.16                                                                           Documents Held by Trustee

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any chartered bank in Canada, including an Affiliate of the Trustee, or deposited for safekeeping with any such bank.

ARTICLE 8
DELEGATION OF POWERS

8.1                                                                                 General Delegation to the Administrator

Except as expressly prohibited by law, the Trustee may grant or delegate to the Administrator such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the

Trustee under this Indenture, without regard to whether such authority is normally granted or delegated by trustees. The Trustee may grant broad discretion to the Administrator to administer and manage the day-to-day operations of the Trust Fund, to act as agent for the Trust Fund, to execute documents on behalf of the Trust Fund and to make executive decisions which conform to general policies and general principles set forth herein or previously established by the Trustee. The Administrator shall have the powers and duties expressly provided for herein and in any other agreement providing for the management or administration of the Trust (including the Administration Agreement) including, without limitation, the power to further delegate administration of the Trust Fund and the power to retain and instruct such appropriate experts or advisors to perform those duties and obligations herein which it is not qualified to perform (and the Administrator shall notify the Trustee of the name of the person or persons retained or instructed and the terms and conditions thereof). In the event that the Administrator is unable or unwilling to perform its duties hereunder or under the Administration Agreement or there is no Administrator, the Trustee shall either perform all of the duties of the Administrator hereunder and under the Administration Agreement or shall be entitled to engage another person that is duly qualified to perform such duties. Upon any person entering into an Administration Agreement with the Trustee, whether the first Administrator, or a successor Administrator, such person shall become a party to this Indenture and shall agree to perform and be bound by and entitled to the benefits of and the covenants, obligations and duties of the Administrator herein and the predecessor Administrator, if any, shall be released from the obligations of Administrator hereunder, provided that nothing herein shall release an Administrator of those covenants, obligations and duties required to be performed by such Administrator prior to the date it is replaced or the covenants, obligations and duties required to be performed by such person in any other capacity hereunder.

8.2                                                                                 Public Disclosure Documents

Notwithstanding anything to the contrary contained herein, the Trustee shall not have any liability or responsibility in respect of prospectuses, offering memoranda, rights offering circulars, other Offering Documents, financial statements, management’s discussion and analysis, annual information forms, proxy or information circulars, takeover bid or issuer bid circulars, material change reports, business acquisition reports, press releases or other public disclosures or filings required by law or the rules or policies of securities regulatory authorities or stock exchanges, or any agreements or documents relating thereto (including, without limitation, stock exchange related matters, Underwriting Agreements and indemnity agreements and ancillary matters). Such matters shall be the sole and exclusive responsibility of the Corporation, not by way of a delegation but by way of an allocation of responsibilities under this Indenture and by executing this Indenture, the Corporation acknowledges such responsibilities. In furtherance thereof, where certification is required under applicable securities laws, the Corporation (which may authorize any directors or officers of the Corporation to do so) shall execute such certification on behalf of the Trust, and shall not seek to have any certification on behalf of the Trust by the Trustee.

8.3                                                                                 Acceptance of Delegation

Upon entering into an Administration Agreement, the Administrator accepts the delegations in this Article 8 and elsewhere in this Indenture and agrees that, in respect of such matters, it shall carry out its functions honestly, in good faith and in the best interests of the Trust and the Unitholders and, in connection therewith, shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Administrator may, and if directed by the Administrator in writing the Trustee shall, execute any agreements or instruments on behalf of the Trust as the Administrator shall have authorized within the scope of any authority delegated to it hereunder or under the Administration Agreement.

8.4                                                                                 Power of Attorney

Without limiting any of the other provisions of this Article 8, the Trustee hereby delegates to the Corporation from time to time the full power and authority, and constitutes the Corporation its true and lawful attorney in fact, to sign on behalf of the Trust, all rights plans, prospectuses, annual information forms, management proxy circulars, other

Offering Documents and any other documents ancillary or similar thereto required to be signed by the Trust from time to time, including any Underwriting Agreements, indemnity agreements, or documents ancillary or similar thereto.

8.5                                                                                 Liability of Trustee

The Trustee shall have no liability or responsibility for any matters delegated to the Administrator hereunder or under any of the Material Contracts, and the Trustee, in relying upon the Administrator and in entering into the Material Contracts, shall: (a) have no duty to supervise or investigate the Administrator in respect of those matters delegated to the Administrator hereunder or under any Material Contracts unless and until it receives a notice of default under Section 8.6; (b) be deemed to have complied with its obligations under Section 7.5; and (c) be entitled to the benefit of the indemnities, limitations of liability and other protection provisions provided for herein.

8.6                                                                                 Compliance

The Administrator shall be required to notify the Trustee of any defaults hereunder or under the Administration Agreement of which it becomes aware, and to provide an annual compliance certificate in form and substance satisfactory to the Trustee, acting reasonably, with respect to the satisfaction of its obligations under this Indenture and the Administration Agreement.

ARTICLE 9
AMENDMENT

9.1                                                                                 Amendment

Subject to Sections 3.9 and 9.2, the provisions of this Indenture and the Administration Agreement may only be amended by the Trustee with approval by Special Resolution at a meeting of Unitholders. Notwithstanding the foregoing but subject to Section 9.2, with the consent of the Corporation, the Trustee may add to or delete, vary, change, amend and/or restate any of the provisions of this Indenture or the Administration Agreement prior to the Effective Date without the approval by Special Resolution at a meeting of Unitholders.

Any of the provisions of this Indenture or the Administration Agreement may be amended by the Trustee at any time or times, without the consent, approval or ratification of any of the Unitholders or any other person for the purpose of:

(a)                                  ensuring that the Trust will comply with any applicable laws or requirements of any governmental agency or authority of Canada or of any province;

(b)                                 ensuring that the Trust will obtain and maintain its status as a “unit trust” and a “mutual fund trust” under the Tax Act as from time to time amended or replaced and that the Trust Units will not be foreign property for purposes of the Tax Act;

(c)                                  ensuring that such additional protection is provided for the interests of Unitholders as the Trustee may consider expedient;

(d)                                 removing or curing any conflicts or inconsistencies between the provisions of this Indenture or any supplemental indenture, the Administration Agreement and any other agreement of the Trust or any Offering Document with respect to the Trust, or any applicable law or regulation of any jurisdiction, provided that in the opinion of the Trustee the rights of the Trustee and of the Unitholders are not prejudiced thereby;

(e)                                  providing for the electronic delivery by the Trust to Unitholders (including holders of Special Voting Rights) of documents relating to the Trust (including annual and quarterly reports, including financial statements, notices of Unitholder meetings and information circulars and proxy related materials) at such time as applicable securities laws have been amended to permit such electronic delivery in place of normal delivery procedures, provided that such amendments to the Indenture are not contrary to or do not conflict with such laws;

(f)                                    curing, correcting or rectifying any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee the rights of the Trustee, the Administrator and of the Unitholders are not prejudiced thereby;

(g) making any modification in the form of Trust Unit Certificates to conform with the provisions of this Indenture, or any other modifications, provided the rights of the Trustee, the Administrator and of the Unitholders are not prejudiced thereby; and

(h)                                 changing the situs of the Trust or the governing laws of the Trust which, in the opinion of the Trustee, are necessary or desirable in order to provide Unitholders with the benefit of any legislation limiting their liability.

9.2                                                                                 Amendment Regarding Percentage of Votes

Notwithstanding the foregoing, no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of amending this Article 9 without the approval of all of those then entitled to cast votes, whether in person or by proxy, at a meeting of the Unitholders.

ARTICLE 10
MEETINGS OF UNITHOLDERS

10.1                                                                           Annual and Special Meetings of Unitholders

Annual meetings of the Unitholders shall be called by the Trustee, commencing in 2005, on a day, at a time and at a place to be set by the Administrator on behalf of the Trustee. The business transacted at such meetings shall include the transaction of such business as Unitholders may be entitled to vote upon as hereinafter provided in this Article 10, or as the Administrator may determine. For greater certainty, the business transacted at an annual meeting shall include:

(a)                                  commencing at the third annual general meeting, the appointment or reappointment of the Trustee for the Trust until the third annual general meeting next following such annual meeting;

(b)                                 authorizing and directing the passing of a resolution (or resolutions, as the case may be) of or casting of votes by the Trustee (or its delegate), for the Trust, as the sole or majority voting shareholder of AcquisitionCo and any other corporation of which all or a majority of the voting shares are held by the Trustee for the Trust), for the election of the directors of AcquisitionCo and any other such corporation;

(c)                                  appointing the Auditors of the Trust to hold office until the next annual meeting;

(d)                                 the placing before the Unitholders of the audited financial statements of the Trust for the previous year (if any).

Special meetings of the Unitholders may be called at any time by the Trustee and shall be called by the Trustee upon request by the Administrator or upon a written request of Unitholders holding in the aggregate not less than

5% of the Trust Units then outstanding, such request specifying the purpose or purposes for which such meeting is to be called. For the purposes of determining such percentage required for such written request, the holders of any issued Special Voting Rights shall be regarded as representing outstanding Trust Units equivalent in number to the number of votes attaching to such Special Voting Rights as shall be determined in accordance with the applicable Voting and Exchange Trust Agreement. Meetings of Unitholders shall be held in the City of Calgary, or at such other place as the Trustee shall designate. The Chairman of any annual or special meeting shall be a person designated by the Corporation for the purpose of such meeting except that, on the motion of any Unitholder, any person may be elected as Chairman by a majority of the votes cast at the meeting instead of such designated person or in the event that no person shall be designated by the Trustee.

10.2                                                                           Notice of Meetings

Notice of all meetings of Unitholders shall be given by unregistered mail postage prepaid addressed to each Unitholder and holder of a Special Voting Right at his registered address, mailed at least 21 days and not more than 50 days before the meeting. Such notice shall set out the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder to form a reasoned judgment thereon, together with the text of any resolution, in substantially final form, proposed to be passed. Any adjourned meeting may be held as adjourned without further notice. The accidental omission to give notice to or the non-receipt of such notice by any one or more of the Unitholders and the holders of any Special Voting Rights shall not invalidate any resolution passed at any such meeting.

10.3                                                                           Quorum

At any meeting of the Unitholders, subject as hereinafter provided, a quorum shall consist of two or more persons either present in person or represented by proxy and representing in the aggregate not less than 5% of the outstanding Trust Units. For the purposes of determining such quorum, the holder of any issued Special Voting Right who is present in person or represented by proxy at the meeting shall be regarded as representing outstanding Trust Units equivalent in number to the number of votes attaching to such Special Voting Rights as shall be determined in accordance with the applicable Voting and Exchange Trust Agreement. If a quorum is not present at the appointed place on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, the meeting, if convened on the requisition of Unitholders, shall be dissolved, but in any other case it shall stand adjourned to such day being not less than 14 days later and to such place and time as may be appointed by the Chairman of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders and the holders of any Special Voting Rights present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

10.4                                                                           Voting Rights of Unitholders

Only Unitholders and holders of Special Voting Rights of record shall be entitled to vote. Each Trust Unit shall entitle the holder or holders of that Trust Unit to one vote at any meeting of the Unitholders. Each Special Voting Right shall entitle the holder thereof to such number of votes as shall be determined in accordance with the applicable Voting and Exchange Trust Agreement. Every question submitted to a meeting, other than a Special Resolution, shall, unless a poll vote is demanded, be decided by a show of hands vote, on which every person present and entitled to vote shall be entitled to one vote. At any meeting of Unitholders, any holder of Trust Units entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such agent of the Trustee as the Trustee may direct, for verification prior to the commencement of such meeting no later than the time for which proxies are to have been received as set forth in the notice of such meeting. If approved by the Trustee, proxies may be solicited in the name of the Trustee. When any Trust Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, the joint owner present or represented whose name appears first in the register maintained pursuant to Section 11.3 shall be entitled to cast such vote. Any holder of a Special Voting Right may vote by proxy or more than one proxy in accordance with the applicable Voting and Exchange Trust Agreement.

10.5                                                                           Resolutions

(a)                                  The Trustee shall in accordance with an Ordinary Resolution passed at a meeting of the Unitholders: (i) change the Auditors as provided in Section 15.3; and (ii) elect the directors of AcquisitionCo and any other corporation for which the Trustee for the Trust holds all or the majority of the voting shares of such corporation, provided that the Trustee shall be entitled to elect the first directors of AcquisitionCo without such an Ordinary Resolution;

(b)                                 The Trustee shall in accordance with a Special Resolution passed at a meeting of the Unitholders:

(i)                                     subject to Sections 9.1 and 9.2, amend this Indenture;

(ii)                                  subject to Section 9.1, approve any amendment to or enter into a replacement Administration Agreement;

(iii)                               subdivide or consolidate Trust Units;

(iv)                              sell or agree to sell the property of the Trust Fund as an entirety or substantially as an entirety;

(v)                                 resign if removed pursuant to Section 6.3; and

(vi)                              commence to wind-up and wind-up the affairs of the Trust if requested pursuant to Section 12.2.

Except with respect to the above matters set out in this Section 10.5 and the matters set forth in Sections 6.3, 6.4 and 12.2 hereof, no action taken by the Unitholders or resolution of those entitled to cast votes in person or by proxy at meetings of Unitholders shall in any way bind the Trustee.

10.6                                                                           Meaning of “Special Resolution”

Subject to Sections 9.2 and 12.2, the expression “Special Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which two or more holders of at least an aggregate of 5% of the aggregate number of Trust Units then outstanding are present in person or by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the Trust Units represented at the meeting and voted on a poll upon such resolution. For the purpose of determining such percentage for quorum and votes, the holder of any issued Special Voting Right who is present at the meeting shall be regarded as representing outstanding Trust Units equivalent in number to such number of votes as shall be determined in accordance with the applicable Voting and Exchange Trust Agreement.

If, at any such meeting, the holders of 5% of the aggregate number of Trust Units outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Unitholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 10.2. Such notice shall state that at the adjourned meeting the Unitholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Unitholders and the holders of any Special Voting Rights present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 10.6 shall be a Special Resolution within the meaning of this Indenture, notwithstanding that the holders of less than 5% of the aggregate number of Trust Units then outstanding are present or represented by proxy at such adjourned meeting.

Votes on a Special Resolution shall always be given on a poll and no demand for a poll on a Special Resolution shall be necessary.

10.7                                                                           Record Date for Voting

For the purpose of determining the Unitholders and holders of Special Voting Rights who are entitled to vote or act at any meeting or any adjournment thereof, the Trustee may fix a date not more than 50 days and not less than 21 days prior to the date of any meeting of Unitholders as a record date for the determination of Unitholders and holders of Special Voting Rights entitled to vote at such meeting or any adjournment thereof, and any Unitholder who was a Unitholder at the time so fixed and any holder of a Special Voting Right who was a holder of a Special Voting Right at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof even though he has since that time disposed of his Trust Units or Special Voting Right, and no Unitholder or holder of a Special Voting Right becoming such after that time shall be so entitled to vote at such meeting or any adjournment thereof. In the event that the Trustee does not fix a record date for any meeting of Unitholders, the record date for such meeting shall be the Business Day immediately preceding the date upon which notice of the meeting is given as provided under Section 10.2.

10.8                                                                           Binding Effect of Resolutions

Every Ordinary Resolution and every Special Resolution passed in accordance with the provisions of this Indenture at a meeting of Unitholders shall be binding upon all the Unitholders and holders of Special Voting Rights, whether present at or absent from such meeting, and each and every Unitholder and holder of a Special Voting Right shall be bound to give effect accordingly to every such Ordinary Resolution and Special Resolution.

10.9                                                                           Solicitation of Proxies

A Unitholder shall have the right to appoint a proxy to attend and act for the Unitholder at any meeting of Unitholders. A holder of a Special Voting Right shall have the right to appoint one or more proxies as determined in accordance with the applicable Voting and Exchange Trust Agreement. The Trustee shall solicit proxies from Unitholders and holders of Special Voting Rights in connection with all meetings of Unitholders. In connection therewith, the Trustee shall comply, as near as may be possible, with all provisions of the ABCA and the requirements of Canadian securities legislation applicable to the solicitation of proxies.

10.10                                                                     No Breach

Notwithstanding any provisions of this Indenture, neither Unitholders nor holders of Special Voting Rights shall have the power to effect any amendment hereto which would require the Trustee to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustee under any agreement binding on or obligation of the Trust or the Trustee.

ARTICLE 11
CERTIFICATES, REGISTRATION AND TRANSFER OF TRUST UNITS

11.1                                                                           Nature of Trust Units

The nature of a Trust Unit and the relationship of a Unitholder to the Trustee and the relationship of one Unitholder to another is as described in Sections 2.4 and 2.5 and the provisions of this Article 11 shall not in any way alter the nature of Trust Units or the said relationships of a Unitholder to the Trustee and of one Unitholder to another, but are intended only to facilitate the issuance of certificates evidencing the registered ownership of Trust Units and the recording of all such transactions whether by the Trustee, securities dealers, stock exchanges, transfer agents, registrars or other persons.

11.2                                                                           Certificates

(a)                                  The form of certificate representing Trust Units shall be substantially as set out in the Schedule hereto or such other form as is authorized from time to time by the Trustee. Each such certificate shall bear an identifying serial number and shall be certified manually on behalf of the Trustee. Any additional signature required by the Trustee to appear on such certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, any certificate so signed is as valid as if it had been signed manually. Any certificate which has one manual signature as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Trust Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

(b)                                 Any Trust Unit Certificate validly issued in accordance with the terms of this Indenture in effect at such time shall validly represent issued and outstanding Trust Units, notwithstanding that the form of such Trust Unit Certificate may not be in the form currently required by this Indenture.

11.3                                                                           Register of Unitholders

A register shall be maintained at the principal corporate trust office of the Transfer Agent in the City of Calgary by the Transfer Agent designated to act on behalf and under the direction of the Trustee, which register shall contain the names and addresses of the Unitholders, the respective numbers of Trust Units held by them, the certificate numbers of the certificates representing such Trust Units and a record of all transfers thereof. Branch transfer registers shall be maintained at such other offices of the Transfer Agent as the Trustee may from time to time designate. The Transfer Agent shall designate an office in the City of Toronto at which a branch register shall be maintained. Except in the case of the registers required to be maintained at the Cities of Calgary and Toronto, the Transfer Agent shall have the power at any time to close any register of transfers and in that event shall transfer the records thereof to another existing register or to a new register.

Only Unitholders whose certificates are so recorded shall be entitled to receive distributions or to exercise or enjoy the rights of Unitholders hereunder. The Trustee shall have the right to treat the person registered as a Unitholder on the register of the Trust as the owner of such Trust Units for all purposes, including, without limitation, payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders, and the Trustee shall not be bound to recognize any transfer, pledge or other disposition of a Trust Unit or any attempt to transfer, pledge or dispose of a Trust Unit, or any beneficial interest or equitable or other right or claim with respect thereto, whether or not the Trustee shall have actual or other notice thereof, until such Trust Unit shall have been transferred on the register of the Transfer Agent as herein provided.

The register and the branch transfer register referred to in this Section 11.3 shall at all reasonable times be open for inspection by the Unitholders, the Corporation and the Trustee.

11.4                                                                           Transfer of Trust Units

(a)                                  Subject to the provisions of this Article 11, the Trust Units shall be fully transferable without charge as between persons, but no transfer of Trust Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the register or one of the branch transfer registers maintained by the Transfer Agent. No transfer of a Trust Unit shall be recognized unless such transfer is of a whole Trust Unit.

(b)                                 Subject to the provisions of this Article 11, Trust Units shall be transferable on the register or one of the branch transfer registers of Unitholders of the Trust only by the Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents hereunto duly authorized in writing, and only upon delivery to the Transfer Agent of the Trust, of the certificate therefor, if certificates representing Trust Units are issued, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Transfer Agent. Upon such delivery the transfer shall be recorded on the register of Unitholders and a new Trust Certificate for the residue thereof (if any) shall be issued to the transferor.

(c)                                  Any person becoming entitled to any Trust Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law, shall be recorded as the holder of such Trust Units and shall receive a new Trust Certificate therefor only upon production of evidence satisfactory to the Transfer Agent thereof and delivery of the existing Trust Certificate to the Transfer Agent, but until such record is made the Unitholder of record shall continue to be and be deemed to be the holder of such Trust Units for all purposes whether or not the Trustee or the Transfer Agent shall have actual or other notice of such death or other event.

11.5                                                                           Trust Units Held Jointly or in a Fiduciary Capacity

The Trustee and the Transfer Agent may treat two or more persons holding any Trust Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any Trust Certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Trust Units; provided, however, that any person recorded as a Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any Trust Certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship. Where any Trust Certificate is registered in more than one name, the distributions (if any) in respect thereof may be paid to the order of all such holders failing written instructions from them to the contrary and such payment shall be a valid discharge to the Trustee and any Transfer Agent. In the case of the death of one or more joint holders, the distributions (if any) in respect of any Trust Units may be paid to the survivor or survivors of such holders and such payment shall be a valid discharge to the Trustee and any Transfer Agent.

11.6                                                                           Performance of Trust

The Trustee, the Administrator, the Unitholders and any officer or agent of the Trustee shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Trust Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Trust Units or interests therein by any such Unitholder or by his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein except for the person recorded as a Unitholder.

11.7                                                                           Lost Certificates

In the event that any Trust Certificate is lost, stolen, destroyed or mutilated, the Trustee or the Transfer Agent may authorize the issuance of a new Trust Certificate for the same number of Trust Units in lieu thereof. The Trustee or the Transfer Agent may in its discretion, before the issuance of such new Trust Certificate, require the owner of the lost, stolen, destroyed or mutilated Trust Certificate, or the legal representative of the owner to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustee or the Transfer Agent may deem necessary, to surrender any mutilated Trust Certificate and may require the applicant to supply to the Trust a “lost certificate bond” or a similar bond in such reasonable sum as the Trustee or the Transfer Agent may direct indemnifying the Trustee and its agent for so doing. The Trustee shall have the power to acquire from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Trust Certificates. The Trustee shall pay all premiums and other funds of money payable for such purpose out of the Trust Fund with such contribution, if any, by those insured as may be determined by the Trustee in its sole discretion. If such blanket lost security bond is required, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated Trust Certificate without further action or approval by the Trustee or Transfer Agent.

11.8                                                                           Death of a Unitholder

The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Indenture nor give such Unitholder’s personal representative a right to an accounting or to take any action in court or otherwise against other Unitholders or the Trustee or the Trust Fund, but shall entitle the personal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions hereof, a new Trust Certificate for Trust Units in place of the Trust Certificate held by the deceased Unitholder, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Unitholder under this Indenture.

11.9                                                                           Unclaimed Interest or Distribution

In the event that the Trustee shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason, the Trustee shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current non-interest-bearing account pending payment to the person or persons entitled thereto. The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of such interest or other distributable amount so held to the Public Trustee (or other appropriate Government official or agency) whose receipt shall be a good discharge and release of the Trustee.

11.10                                                                     Exchanges of Trust Certificates

Trust Certificates representing any number of Trust Units may be exchanged without charge for Trust Certificates representing an equivalent number of Trust Units in the aggregate. Any exchange of Trust Certificates may be made at the offices of the Trustee or at the offices of any Transfer Agent where registers are maintained for the Trust Certificates pursuant to the provisions of this Article 11. Any Trust Certificates tendered for exchange shall be surrendered to the Trustee or appropriate Transfer Agent and shall be cancelled.

11.11                                                                     Offer for Units

(a)                                  In this Section 11.11:

(i)                                     “Dissenting Unitholder” means a Unitholder who does not accept an Offer referred to in Subsection (b) and includes any assignee of the Trust Unit of a Unitholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(ii)                                  “Offer” means an offer to acquire outstanding Trust Units where, as of the date of the offer to acquire, the Trust Units that are subject to the offer to acquire, together with the Offeror’s Units, constitute in the aggregate 20% or more of all outstanding Trust Units;

(iii)                               “offer to acquire” includes an acceptance of an offer to sell;

(iv)                              “Offeror” means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Trust Units;

(v)                                 “Offeror’s Notice” means the notice described in Subsection (c); and

(vi)                              “Offeror’s Units” means Trust Units beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror.

(b)                                 If an Offer for all of the outstanding Trust Units (other than Trust Units held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

(i)                                     within the time provided in the Offer for its acceptance or within 120 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Unitholders representing at least 90% of the outstanding Trust Units, other than the Offeror’s Units;

(ii)                                  the Offeror is bound to take up and pay for, or has taken up and paid for the Trust Units of the Unitholders who accepted the Offer; and

(iii)                               the Offeror complies with Subsections (c) and (e);

the Offeror is entitled to acquire, and the Dissenting Unitholders are required to sell to the Offeror, the Trust Units held by the Dissenting Unitholders for the same consideration per Trust Unit payable or paid, as the case may be, under the Offer.

(c)                                  Where an Offeror is entitled to acquire Trust Units held by Dissenting Unitholders pursuant to Subsection (b), and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Unitholder stating that:

(i)                                     Unitholders holding at least 90% of the Trust Units of all Unitholders, other than Offeror’s Units, have accepted the Offer;

(ii)                                  the Offeror is bound to take up and pay for, or has taken up and paid for, the Trust Units of the Unitholders who accepted the Offer;

(iii)                               Dissenting Unitholders must transfer their respective Trust Units to the Offeror on the terms on which the Offeror acquired the Trust Units of the Unitholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(iv)                              Dissenting Unitholders must send their respective Trust Unit Certificate(s) to the Trustee within 21 days after the date of the sending of the Offeror’s Notice.

(d)                                 A Dissenting Unitholder to whom an Offeror’s Notice is sent pursuant to Subsection (c) shall, within 21 days after the sending of the Offeror’s Notice, send his or her Trust Unit Certificate(s) to the Trustee, duly endorsed for transfer.

(e)                                  Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Subsection (c), the Offeror shall pay or transfer to the Trustee, or to such other person as the Trustee may direct, the cash or other consideration that is payable to Dissenting Unitholders pursuant to Subsection (b).

(f)                                    The Trustee, or the person directed by the Trustee, shall hold in trust for the Dissenting Unitholders the cash or other consideration it receives under Subsection (e). The Trustee, or such person, shall deposit cash in a separate account in a Canadian chartered bank, and shall place other consideration in the custody of a Canadian chartered bank or similar institution for safekeeping.

(g)                                 Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Subsection (c), the Trustee, if the Offeror has complied with Subsection (e), shall:

(i)                                     do all acts and things and execute and cause to be executed all instruments as in the Trustee’s opinion may be necessary or desirable to cause the transfer of the Trust Units of the Dissenting Unitholders to the Offeror;

(ii)                                  send to each Dissenting Unitholder who has complied with Subsection (d) the consideration to which such Dissenting Unitholder is entitled under this Section 11.11; and

(iii)                               send to each Dissenting Unitholder who has not complied with Subsection (d) a notice stating that:

(A)                              his or her Trust Units have been transferred to the Offeror;

(B)                                the Trustee or some other person designated in such notice is holding in trust the consideration for such Trust Units; and

(C)                                the Trustee, or such other person, will send the consideration to such Dissenting Unitholder as soon as practicable after receiving such Dissenting Unitholder’s Trust Unit Certificate(s) or such other documents as the Trustee, or such other person may require in lieu thereof, and the Trustee is hereby appointed the agent and attorney of the Dissenting Unitholders for the purposes of giving effect to the foregoing provisions.

(h)                                 An Offeror cannot make an Offer for Trust Units unless, concurrent with the, communication of the Offer to any Unitholder, a copy of the Offer is provided to the Trustee and the Corporation.

ARTICLE 12
TERMINATION

12.1                                                                           Termination Date

Unless the Trust is terminated or extended earlier, the Trustee shall commence to wind up the affairs of the Trust on December 31, 2099.

12.2                                                                           Termination by Special Resolution of Unitholders

Those persons entitled to cast votes whether in person or by proxy at meetings of Unitholders may vote by Special Resolution to terminate the Trust at any meeting of Unitholders duly called for that purpose, whereupon the Trustee shall commence to wind up the affairs of the Trust, provided that such a vote may only be held if requested in writing by the holders of not less than 20% of the outstanding Trust Units and a quorum of holders of not less than

50% of the outstanding Trust Units are present in person or represented by proxy at the meeting or any adjournment thereof at which the vote is taken. For the purposes of determining such percentage required for such written request and for such quorum, the holders of any issued Special Voting Rights shall be regarded as representing outstanding Trust Units equivalent in number to the number of votes attaching to such Special Voting Rights as shall be determined in accordance with the applicable Voting and Exchange Trust Agreement.

12.3                                                                           Procedure Upon Termination

Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustee shall give notice thereof to the Unitholders, which notice shall designate the time or times at which Unitholders may surrender their Trust Units for cancellation and the date at which the register of the Trust shall be closed.

12.4                                                                           Powers of the Trustee upon Termination

After the date on which the Trustee is required to commence to wind up the affairs of the Trust, the Trustee shall carry on no activities except for the purpose of winding up the affairs of the Trust as hereinafter provided and for these purposes, the Trustee shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustee under this Indenture.

12.5                                                                           Sale of Investments

After the date referred to in Section 12.4, the Trustee shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable and for such purpose shall, subject to the terms of any agreements binding on or obligations of the Trust and the Trustee, sell and convert into money the assets comprising the Trust Fund in one transaction or in a series of transactions at public or private sale and do all other acts appropriate to liquidate the Trust Fund, and shall in all respects act in accordance with the directions, if any, of the Unitholders in respect of a termination authorized under Section 12.2. Notwithstanding anything herein contained, in no event shall the Trust be wound up until the NPI and all other net profits interests or royalties, if any, shall have been disposed of.

12.6                                                                           Distribution of Proceeds

After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustee shall distribute the remaining part of the proceeds of the sale of assets together with any cash forming part of the Trust Fund among the Unitholders in accordance with their Pro Rata Share, as at the date the register of the Trust is closed.

12.7                                                                           Further Notice to Unitholders

In the event that all of the Unitholders shall not surrender their Trust Units for cancellation within six (6) months after the time specified in the notice referred to in Section 12.3, such remaining Trust Units shall be deemed to be cancelled without prejudice to the rights of the holders of such Trust Units to receive their Pro Rata Share of the amounts referred to in Section 12.6 and the Trustee may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses thereby incurred from the amounts to which such Unitholders are entitled as aforesaid) or, in the discretion of the Trustee, may pay such amounts into court.

12.8                                                                           Responsibility of Trustee after Sale and Conversion

The Trustee shall be under no obligation to invest the proceeds of any sale of assets or cash forming part of the Trust Fund after the date referred to in Section 12.4 and, after such sale, the sole obligation of the Trustee under this Indenture shall be to hold such proceeds in trust for distribution under Section 12.6.

ARTICLE 13
SUPPLEMENTAL INDENTURES

13.1                                                                           Provision for Supplemental Indentures

From time to time the Trustee may, subject to the provisions hereof, and it shall, when so directed in accordance with the provisions hereof, execute and deliver by its proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)                                  giving effect to any amendment as provided in Article 9;

(b)                                 giving effect to any Special Resolution passed as provided in Article 10;

(c)                                  making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Unitholders;

(d)                                 making any modification in the form of Trust Certificates which does not materially affect the substance thereof, and

(e)                                  for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee, the rights of the Trustee, the Administrator and the Unitholders are not prejudiced thereby;

provided that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

Notwithstanding Section 10.5 and the foregoing, on or before the Effective Date, the Trustee may execute and deliver such indentures or instruments supplemental hereto, or in restatement hereof, which may add to or delete or amend, vary or change any of the provisions hereof, as the Corporation may direct or consent to in writing.

13.2                                                                           Provision for Amended and Restated Indenture

Following any amendments to this Indenture, the Trustee and the Corporation may enter into an amended and restated version of the Indenture which shall include and give effect to all amendments to the Indenture in effect at the applicable time.

ARTICLE 14
NOTICES TO UNITHOLDERS

14.1                                                                           Notices

Any notice required to be given under this Indenture to the Unitholders shall be given by letter or circular sent through ordinary post addressed to each registered holder at his last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication twice in the National Edition of The Globe and Mail or The National Post or any other newspaper having national circulation in Canada; provided further that if there is no newspaper having national circulation, then by publishing twice in a newspaper in each city where the register or a branch transfer register is maintained. Any notice so given shall be deemed to have been given on the day following that on which the letter or circular was posted or, in the case of notice being given by publication, the day following the day of the second publication in the designated newspaper or newspapers. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

14.2                                                                           Failure to Give Notice

The failure by the Trustee, by accident or omission or otherwise unintentionally, to give any one or more of the Unitholders and holders of Special Voting Rights any notice provided for herein shall not affect the validity or effect of any action referred to in such notice, and the Trustee shall not be liable to any Unitholder or holder of any Special Voting Right any such failure.

14.3                                                                           Joint Holders

Service of a notice or document on any one of several joint holders of Trust Units shall be deemed effective service on the other joint holders.

14.4                                                                           Service of Notice

Any notice or document sent by post to or left at the address of a Unitholder pursuant to this Article shall, notwithstanding the death, bankruptcy or incompetence of such Unitholder, and whether or not the Trustee has notice of such death, bankruptcy or incompetence, be deemed to have been fully served and such service shall be deemed sufficient service on all persons interested in the Trust Units concerned.

ARTICLE 15
AUDITORS

15.1                                                                           Qualification of Auditors

The Auditors shall be an independent recognized firm of chartered accountants which has an office in Alberta.

15.2                                                                           Appointment of Auditors

The Trustee hereby appoints KPMG LLP, Chartered Accountants, as the auditors of the Trust, to hold such office until the first annual meeting of the Unitholders at such remuneration as may be approved by the Trustee from time to time. The Auditors will be selected at each annual meeting of Unitholders, and the Trustee shall, from time to time, approve the remuneration to be paid to the Auditors.

15.3                                                                           Change of Auditors

The Auditors may at any time be removed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting of Unitholders duly called for that purpose and, upon the resignation or the removal of Auditors as aforesaid, new auditors may be appointed by the Trustee with the approval of the Unitholders by means of an Ordinary Resolution at a meeting duly called for the purpose. A vacancy created by the removal of the Auditors as aforesaid may be filled at the meeting of Unitholders at which the Auditors are removed or, if not so filled, may be filled under Section 15.4.

15.4                                                                           Filling Vacancy

In the event that the Auditors resign as auditors of the Trust, the Trustee shall forthwith fill the vacancy with such new auditors as is approved by the members of the board of directors of the Corporation who are independent of the Corporation, and such new auditors shall act as auditors of the Trust for the unexpired term of the predecessor auditors of the Trust.

15.5                                                                           Reports of Auditors

The Auditors shall audit the accounts of the Trust at least once in each year and a report of the Auditors with respect to the annual financial statements of the Trust shall be provided to each Unitholder as set out in Section 16.3.

ARTICLE 16
ACCOUNTS, RECORDS AND FINANCIAL STATEMENTS

16.1                                                                           Records

The Trustee shall keep such books, records and accounts as are necessary and appropriate to document the Trust Fund and each transaction of the Trust. Without limiting the generality of the foregoing, the Trustee will, at its principal office in Calgary, Alberta, keep records of all transactions of the Trust, a list of the assets of the Trust Fund from time to time and a copy of this Indenture, the Administration Agreement, the NPI Agreement, any other Material Contracts and any amendments thereto.

16.2                                                                           Quarterly Reporting to Unitholders

Subject to compliance with all applicable laws, the Trustee will mail to each Unitholder within 45 days after March 31, June 30 and September 30 in each year, an unaudited quarterly financial statement of the Trust for the most recent calendar quarter.

16.3                                                                           Annual Reporting to Unitholders

Subject to compliance with all applicable laws, the Trustee will mail:

(a)                                  to each Unitholder, within 90 days after the end of each year, the audited consolidated financial statements of the Trust for the most recently completed year together with the report of the Auditors thereon; and

(b)                                 to each person who received a distribution from the Trust during a year, within 90 days after the end of such year, the tax reporting information relating to such year as prescribed by the Tax Act.

16.4                                                                           Information Available to Unitholders

(a)                                  Each Unitholder shall have the right to obtain, on demand and on payment of reasonable reproduction costs, from the head office of the Trust, a copy of this Indenture and any indenture supplemental hereto or any Material Contract.

(b)                                 Each Unitholder, upon payment of a reasonable fee and upon sending to the Trustee the affidavit referred to in paragraph (d) below, may upon application require the Trustee to furnish within 10 days from the receipt of the affidavit a list (the “basic list”) made up to a date not more than 10 days before the date of receipt of the affidavit setting out the names of the Unitholders, the number of Trust Units owned by each Unitholder and the address of each Unitholder as shown on the records of the Trustee.

(c)                                  A person requiring the Trustee to supply a basic list may, if he states in the affidavit referred to in paragraph (d) below that he requires supplemental lists, require the Trustee upon payment of a reasonable fee to furnish supplemental lists setting out any changes from the basic list in the names or addresses of the Unitholders and the number of Trust Units owned by each Unitholder for each business day following the date the basic list is made up to.

(d)                                 The affidavit referred to in paragraph (b) above shall state:

(i)                                     the name and address of the applicant;

(ii)                                  the name and address for service of the body corporate if the applicant is a body corporate; and

(iii)                               that the basic list and any supplemental lists will not be used except as permitted under paragraph (e) below.

(e)                                  A list of Unitholders obtained under this Section shall not be used by any person except in connection with:

(i)                                     an effort to influence the voting of Unitholders;

(ii)                                  an offer to acquire Trust Units; or

(iii)                               any other matter relating to the affairs of the Trust.

16.5                                                                           Income Tax: Obligation of the Trustee

The Trustee shall discharge all obligations and responsibilities of the Trustee under the Tax Act or any similar provincial legislation, and neither the Trust nor the Trustee shall be accountable or liable to any Unitholder by reason of any act or acts of the Trustee consistent with any such obligations or responsibilities.

16.6                                                                           Income Tax: Designations

In the return of its income under Part I of the Tax Act for each year the Trust shall make such designations and determinations regarding income and capital gains including, without limitation, designations to Unitholders with respect to any amounts distributed or payable to Unitholders in the year including, without restricting the generality of the foregoing, designations pursuant to subsection 104(29) of the Tax Act or any successor provision and designations with respect to any taxable capital gains realized and distributed to Unitholders by the Trust in the year, as shall be permitted under the provisions of the Tax Act and as the Trustee in its sole discretion shall deem to be appropriate. In the first tax year, in filing a return of income for the Trust, the Trust shall elect that the Trust be deemed to be a mutual fund trust for the entire year.

16.7                                                                           Income Tax: Deductions, Allowances and Credits

The Administrator shall determine the tax deductions, allowances and credits to be claimed by the Trust in any year, and the Trustee shall claim such deductions, allowances and credits for the purposes of computing the income of the Trust and the amount payable by the Trust pursuant to the provisions of the Tax Act.

16.8                                                                           Fiscal Year

The fiscal year of the Trust shall end on December 31 of each year.

ARTICLE 17
MISCELLANEOUS

17.1                                                                           Continued Listing

Upon the Administrator entering into the Administration Agreement, the Trustee hereby appoints the Administrator as its agent and the Administrator hereby covenants to the Trustee and agrees that it shall, at the cost and expense of the Trust, take all steps and actions and do all things that may be required to obtain and maintain the listing and posting for trading of the Trust Units on the Toronto Stock Exchange and to maintain its status as a “reporting issuer” not in default of the securities legislation and regulations in each of the provinces of Canada as determined necessary by the Administrator or Counsel.

17.2                                                                           Successors and Assigns

The provisions of this Indenture shall enure to the benefit of and be binding upon the parties and their successors and assigns.

17.3                                                                           Counterparts

This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

17.4                                                                           Severability

If any provision of this Indenture shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Indenture in any jurisdiction.

17.5                                                                           Day Not a Business Day

Subject to Section 5.7, in the event that any day on or before which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

17.6                                                                           Time of the Essence

Time shall be of the essence in this Indenture.

17.7                                                                           Governing Law

This Indenture and the Trust Certificates shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts. The parties hereby irrevocably submit to the jurisdiction of the Courts of the Province of Alberta.

17.8                                                                           Notices to Trustee and the Corporation

(a)                                  Any notice to the Trustee under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the attention of Computershare Trust Company of Canada at 710, 530-8th Avenue S.W., Calgary, Alberta, T2P 3S8, Attention: Manager, Corporate Trust (Fax (403) 267-6598), or may be given by electronic or telecommunications device, and shall be deemed to have been given on the date of delivery or, if mailed, effective five days after deposit in the Canadian mail.

(b)                                 Any notice to the Corporation under this Indenture shall be valid and effective if delivered or if given by registered letter, postage prepaid, addressed to the Corporation at 1900, 700 4th Avenue SW, Calgary, Alberta, T2P 3J4, Attention:  President (Fax 403- 263-4247), or may be given by electronic or telecommunications device, and shall be deemed to have been effectively given on the date of delivery or, if mailed, five days after deposit in the Canadian mail.

(c)                                  The Corporation or the Trustee may from time to time notify the other in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation or the Trustee for all purposes of this Indenture.

(d)                                 If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given hereunder by mail could reasonably be considered unlikely to reach its destination in a timely fashion, such notice shall be valid and effective only if it is delivered at the appropriate address provided in this Section, by pre-paid courier (other than postal courier) or by hand delivery or by cable, telegram, electronic or telecommunications device or other means of prepaid, transmitted and recorded communication.

17.9                                                                           References to Agreements

Any reference herein to any agreement, contract or obligation shall refer to such agreement, contract or obligation as the same may be amended from time to time.

ARTICLE 18
REDEMPTION OF TRUST UNITS

18.1                                                                           Right of Redemption

Each Unitholder shall be entitled to require the Trust to redeem at any time or from time to time at the demand of the Unitholder all or any part of the Trust Units registered in the name of the Unitholder at the prices determined and payable in accordance with the conditions hereinafter provided.

18.2                                                                           Exercise of Redemption Right

To exercise a Unitholder’s right to require redemption under this Article 18, a duly completed and properly executed notice requiring the Trust to redeem Trust Units, in a form approved by the Administrator, shall be sent to the Trust at the head office of the Trust, together with the Trust Unit Certificate or Trust Unit Certificates representing the Trust Units to be redeemed. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Administrator and is accompanied by any further evidence that the Administrator may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

Upon receipt by the Trust of the notice to redeem Trust Units, the Unitholder shall thereafter cease to have any rights with respect to the Trust Units tendered for redemption (other than to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the Unitholders of record on a date which is on or subsequent to the day of receipt by the Trust of such Notice. Trust Units shall be considered to be tendered for redemption on the date that the Trust has, to the satisfaction of the Administrator, received the notice, Trust Unit Certificates and other required documents or evidence as aforesaid.

18.3                                                                           Calculation of Redemption Price Based on Market Price

Subject to Section 18.6, upon receipt by the Trust of the notice to redeem Trust Units in accordance with Section 18.2, the holder of the Trust Units tendered for redemption shall be entitled to receive a price per Trust Unit (hereinafter called the “Market Redemption Price”) equal to the lesser of:

(a)                                  90% of the market price of the Trust Units on the principal market on which the Trust Units are quoted for trading during the 10 day trading period commencing immediately after the date on which the Trust Units were tendered to the Trust for redemption; and

(b)                                 the closing market price on the principal market on which the Trust Units are quoted for trading, on the date that the Trust Units were so tendered for redemption.

For the purposes of Subsection 18.3(a), the market price shall be an amount equal to the simple average of the closing price of the Trust Units for each of the trading days on which there was a closing price; provided that if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the Trust Units traded on a particular day, the market price shall be an amount equal to the simple average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than 5 of the 10 trading days, the market price shall be the simple average of the following prices established for each of the 10 trading days; the simple average of the last bid and last ask prices for each day on which there was no trading; the closing price of the Trust Units for each day that there was trading if the exchange or market provides a closing price; and the average of the highest and lowest prices of the Trust Units for each day that there was trading, if the market provides only the highest and lowest prices of Trust Units traded on a particular day.

For the purposes of subsection 18.3(b), the closing market price shall be: an amount equal to the closing price of the Trust Units if there was a trade on the date; an amount equal to the average of the highest and lowest prices of Trust Units if there was trading and the exchange or other market provides only the highest and lowest prices of Trust Units traded on a particular day; and the average of the last bid and last ask prices if there was no trading on the date.

18.4                                                                           Cash Payment of Market Redemption Price

Subject to Section 18.5, the Market Redemption Price, payable in respect of the Trust Units tendered for redemption during any calendar month shall be paid by cheque, drawn on a Canadian chartered bank or a trust company in lawful money of Canada, payable at par to or to the order of the Unitholder who exercised the right of redemption on the last day of the calendar month following the month in which the Trust Units were tendered for redemption. Payments made by the Trust of the Market Redemption Price are conclusively deemed to have been made upon the mailing of a cheque in a postage pre-paid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentment. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Trust Units so redeemed.

18.5                                                                           Limitation Regarding Cash Payment of Market Redemption Price

Section 18.4 shall not be applicable to Trust Units tendered for redemption by a Unitholder if the total amount payable by the Trust pursuant to Section 18.4 in respect of such Trust Units and all other Trust Units tendered for redemption in the same calendar month exceeds $250,000; provided that the Administrator may, in its sole discretion, waive such limitation in respect of any calendar month. If this limitation is not so waived for such calendar month, the Market Redemption Price payable in respect of the Trust Units tendered for redemption in such calendar month shall be paid on the last day of the calendar month following such month as follows:

(a)                                  firstly, by the Trust distributing Notes, or such other series of promissory notes of the Corporation (“Other Notes”) as the Corporation may issue to the Trust in payment of the Notes, having an aggregate principal amount equal to the aggregate Market Redemption Price of the Trust Units tendered for redemption; and,

(b)                                 secondly, to the extent that the Trust does not hold Notes and/or Other Notes having a sufficient principal amount outstanding to effect such payment, by the Trust issuing Redemption Notes to the Unitholders who exercise the right of redemption having an aggregate principal amount equal to any such shortfall, which Redemption Notes shall have terms and conditions substantially identical to those of the Notes and/or Other Notes.

Upon such distribution of Notes and/or Other Notes or issuance of Redemption Notes, the Trust shall be discharged from all liability to the former Unitholder in respect of the Trust Units so redeemed. For greater certainty, the Trust shall be entitled to all interest accrued and unpaid on the Notes and/or Other Notes so distributed to and including the date upon which such Notes and/or Other Notes are required to be distributed.

18.6                                                                           Calculation of Redemption Price in Certain Other Circumstances

Section 18.3 shall not be applicable to Trust Units tendered for redemption by a Unitholder, if:

(a)                                  at the time the Trust Units are tendered for redemption, the outstanding Trust Units of the Trust are not listed for trading on the Toronto Stock Exchange and are not traded or quoted on any other stock exchange or market which the Corporation considers in its sole discretion, provides representative fair market value prices for the Trust Units; or

(b)                                 the normal trading of the outstanding Trust Units of the Trust is suspended or halted on any stock exchange on which the Trust Units are listed for trading or, if not so listed, on any market on which the Trust Units are quoted for trading, on the date that such Trust Units tendered for redemption were tendered to the Trust for redemption or for more than five trading days during the 10 day trading period commencing immediately after the date on which such Trust Units tendered for redemption were tendered to the Trust for redemption;

and in either such case, such Unitholder shall, instead of the Market Redemption Price, be entitled to receive a price per Trust Unit (herein referred to as the “Appraised Redemption Price”) equal to 90% of the fair market value thereof as determined by the Corporation as at the date upon which such Trust Units were tendered for redemption. The Appraised Redemption Price payable in respect of Trust Units tendered for redemption in any calendar month shall be paid on the last day of the third calendar month following the month in which such Trust Units were tendered for redemption by, at the option of the Trust:

(i)                                     cash payment, in which case the provisions of Section 18.4 shall apply mutatis mutandis; or

(ii)                                  in the manner provided for in Section 18.5, in which case the provisions of Section 18.5 shall apply mutatis mutandis.

18.7                                                                           Cancellation of Certificates for all Redeemed Trust Units

All certificates representing Trust Units which are redeemed under this Article 18 shall be cancelled and such Trust Units shall no longer be outstanding and shall not be reissued.

18.8                                                                           Withholdings by the Trustee

The Trustee may deduct or withhold from all payments or other distributions payable to any Unitholder pursuant to this Article 18 in accordance with the manner specified in Section 5.10, as applicable.

IN WITNESS WHEREOF each of the parties has caused these presents to be executed, and with respect to any corporate party executed by its proper officers duly authorized on its behalf, as of the 27th day of September, 2004.

Witness to the signature of Gordon

Kenneth Case

“Gail Black”	“Gordon K. Case”
Witness	GORDON KENNETH CASE

TUSK ENERGY INC.

	By:	“Norman W. Holton”

COMPUTERSHARE TRUST COMPANY OF CANADA

	By:	“Jacqueline M. Spink”

“Dan Sander”

SCHEDULE

To the annexed trust indenture dated as of September 27, 2004 and made among

the SETTLOR
and
COMPUTERSHARE TRUST COMPANY OF CANADA
and
TUSK ENERGY INC.

(Form of Certificate for the Trust
Units in the English Language)

TRUST UNITS

TKE ENERGY TRUST

(a trust created under the laws of the Province of Alberta)

No.

Trust Units	CUSIP

THIS CERTIFIES THAT

                                                                      is the registered holder of                                                          fully paid Trust Units issued by TKE ENERGY TRUST (the “Trust”) transferable only on the books of the Trust by the registered holder hereof in person or by attorney duly authorized upon surrender of this certificate properly endorsed.

The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of a trust indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Trust Indenture”) dated September 27, 2004 and made among the Settlor, TUSK Energy Inc. (“TUSK” or the “Corporation”), and Computershare Trust Company of Canada (the “Trustee”), as amended and restated from time to time, which Trust Indenture is binding upon all holders of Trust Units and, by acceptance of this certificate, the holder assents to the terms and conditions of the Trust Indenture. Terms defined in the Trust Indenture have the same meaning when used herein.

A copy of the Trust Indenture pursuant to which this certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

This certificate may only be transferred, upon compliance with the conditions prescribed in the Trust Indenture, on the register to be kept at the office of the transfer agent in the City of Calgary and the City of Toronto, as applicable, and at such other place or places, if any, as the Trustee may designate, by the registered holder thereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

The Trust Indenture contains provisions for the holding of meetings of Unitholders and rendering resolutions passed at such meetings binding upon all Unitholders.

At no time may non-residents of Canada or partnerships other than Canadian partnerships (each within the meaning of the Tax Act) (collectively called “Restricted Owners”) be the beneficial owners of more than 40 % of the Trust Units then outstanding. To monitor compliance with this requirement, the Administrator may, from time to time or at any time, require the Trustee or Transfer Agent to make reasonable efforts to obtain declarations as to the jurisdictions in which beneficial owners of Trust Units or members of partnerships beneficially entitled to Trust Units are resident in such form as the Administrator may require (including without limitation by sworn statement if so required) together with such evidence of residence of beneficial owners of Trust Units or members of partnerships as the Administrator considers necessary or desirable (an “Ownership Declaration”). If the Administrator becomes aware that Restricted Owners are or may be the beneficial owners of 40% or more of the Trust Units then outstanding or that such a situation is imminent or foreseeable, the Administrator may advise the Trustee and may make a public announcement thereof and may require the Trustee to refuse to accept any subscription for Trust Units from or issue or register a transfer of Trust Units to a person unless such person provides an Ownership Declaration, in form and content acceptable to the Administrator, that such person and those persons that will be beneficially entitled to such Trust Units are not Restricted Owners. If, notwithstanding the foregoing, the Administrator determines that 40% or more of the Trust Units are or appear to the Administrator to beneficially owned by Restricted Owners, the Administrator may require the Transfer Agent, in the manner specified by the Administrator, to send a notice (hereinafter referred to as a “Non-resident Notice”) to Unitholders, chosen in inverse order to the order of acquisition or registration, or in such manner as the Administrator may consider practicable, which shall:

(a)                                  require such Unitholders to either sell their Trust Units, or a specified portion thereof, to a person who is not a Restricted Owner and who is not acquiring same for a Restricted Owner, or provide an Ownership Declaration verifying that the beneficial owners of their Units are not Restricted Owners, within a specified period of not less than 60 days. If the Unitholders sent such Nonresident Notice have not so sold the specified number of Trust Units, and provided the Trustee and the Administrator with sufficient proof thereof in form and content acceptable to the Administrator, or provided the Trustee and the Administrator with an Ownership Declaration in form and content acceptable to the Administrator within such period, the Administrator may require the Transfer Agent on behalf of such Unitholders to sell such Trust Units to persons who are not Restricted Owners and who are not acquiring same for Restricted Owners and, in the interim, shall suspend the voting and distribution rights attached to such Trust Units. Upon such sale the Unitholders thereby affected shall cease to be holders of such Trust Units and their rights respecting such Trust Units shall be limited to receiving the net proceeds of sale of such Trust Units (subject to any withholding requirements); or

(b)                                 advise such Unitholders that their Trust Units, or a specified portion thereof, will be redeemed in accordance with the provisions of Article 18 of the Trust Indenture as if such Unitholders had tendered such Trust Units, or such specified portion, as the case may be, for redemption as at the date of the Non-resident Notice by providing to the Trust, at the head office of the Trust, a duly completed and properly executed notice of redemption to the Trust with respect to such Trust Units or such specified portion thereof, as the case may be, together with the Trust Unit Certificate or Trust Unit Certificates representing the Trust Units to be redeemed, and as if the Trust had received the same from such Unitholders on the date of the Non-resident Notice. The provisions of Article 18 of the Trust Indenture relating to rights of redemption of Trust Units will apply mutatis mutandis with respect to such deemed redemption; provided however that the amount of “90%” in Subsection 18.3(a) of the Trust Indenture shall be read as “100%” for the purpose of the Restricted Owner provisions of the Trust Indenture. Notwithstanding the foregoing, the Trustee may also take such other action as specified by the Administrator to ensure compliance with the Tax Act and the Restricted Owner provisions of the Trust Indenture.

2

No liability shall accrue to the Trust, the Trustee or the Administrator if Trust Units sold or redeemed under the foregoing provisions are sold or redeemed at a loss to such affected Unitholder or the beneficial owner of such Trust Units, if Trust Units so sold or redeemed are sold or redeemed for an amount which may be less than might otherwise have been obtained if sold or redeemed at a different point in time or in different circumstances or if the sale or redemption of such Trust Units or any other actions pursuant to the foregoing provisions have an adverse impact on any other Unitholders. Except as specifically set out in the Restricted Owner provisions for the Trust Indenture, the Trustee shall not be bound to do or take any proceeding or action with respect to such provisions by virtue of the powers conferred on it under the Trust Indenture. The Trustee shall not be deemed to have notice of any violation of the Restricted Owner provisions of the Trust Indenture unless and until it has been given written notice of such violation and shall be required to act only as required by the Trust Indenture and upon an indemnity satisfactory to the Trustee being provided by the Trust. The Trustee shall not be required to monitor the Restricted Owners of the Trust. Neither the Trustee nor the Administrator shall be liable for any violation of the Restricted Owner restrictions which may occur during the term of the Trust.

Restricted Owners shall not be entitled to vote in respect of any Special Resolutions to amend the Restricted Owner provisions of the Trust Indenture.

The Trust Indenture provides that no Unitholder shall incur or be subject to any liability in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Trust Indenture.

The Trust Indenture provides that Trust Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

3

This certificate shall not be valid for any purpose until it shall have been countersigned and registered by the transfer agent of the Trust.

IN WITNESS WHEREOF on behalf of the Trustee the Administrator has caused this certificate to be signed by its duly authorized officers.

TUSK ENERGY INC.,
For Computershare Trust Company of Canada, Trustee of the TKE ENERGY TRUST

By:
Authorized Officer

By:	Authorized Officer

Countersigned and Registered

COMPUTERSHARE TRUST COMPANY OF CANADA
Transfer Agent and Registrar of the Trust

By:
Authorized Officer

4

TRANSFER FORM

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

(please print or typewrite name and address of assignee)

Trust Units of TKE ENERGY TRUST represented by this certificate and hereby irrevocable constitutes and
appoints	Attorney to transfer the said Trust Units on the registers of the Trust for the said purpose, with full power of substitution in the premises.

Dated
(SIGNATURE OF TRANSFEROR)

The signature of the registered holder of the within certificate to the foregoing assignment must be guaranteed by a chartered bank, by a trust company or a member firm of the Toronto Stock Exchange, the Montreal Exchange, the TSX Venture Exchange, a national securities exchange in the United States or the National Association of Securities Dealers, Inc. who are members of the Securities Transfer Association Medallion Program.